As filed with the Securities and Exchange Commission on December 14, 2016

Registration No. 333-[             ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Direxion Shares ETF Trust II

(Exact name of registrant as specified in its charter)

Delaware	6799	27-6710917
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 28th Floor

New York, New York 10019

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel D. O’Neill

1301 Avenue of the Americas (6th Avenue),

28th Floor

New York, New York 10019

Copies to:

W. Thomas Conner
Angela Brickl	Reed Smith LLP
Direxion Asset Management, LLC	1301 K St., NW
1301 Avenue of the Americas (6th Avenue),	Suite 1100,
28th Floor	East Tower
New York, New York 10019	Washington, DC 20005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

(Approximate date of commencement of proposed sale to the public):

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Direxion Daily Crude Oil Bull 3X Shares—Shares of Beneficial Interest	$20,000,000	$2,318
Direxion Daily Crude Oil Bear 3X Shares—Shares of Beneficial Interest	$20,000,000	$2,318

(1)	The proposed maximum aggregate offering price has been calculated assuming that Shares are sold at a price of $25.00 per Share.
(2)	The amount of the registration fees for the indicated securities have been calculated in reliance upon Rule 457(o) under the Securities Act of 1933, as amended (the “1933 Act”). This amount is being paid contemporaneously with the filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated December 14, 2016

DIREXION SHARES ETF TRUST II

COMMON UNITS OF BENEFICIAL INTEREST

* Principal U.S. Listing Exchange: [    ]

Title of Securities to be Registered	NYSE Arca Ticker Symbol	Benchmark		Proposed Maximum Aggregate Offering Price Per Fund
Direxion Daily Crude Oil Bull 3X Shares		Bloomberg WTI Crude Oil Subindex	SM	$20,000,000

Direxion Daily Crude Oil Bear 3X Shares		Bloomberg WTI Crude Oil Subindex	SM	$20,000,000

The Direxion Shares ETF Trust II (the “Trust”) is a Delaware statutory trust organized into two separate series listed above (each a “Fund” and collectively the “Funds”). The Trust may from time to time offer to sell common units of beneficial interest (“Shares”) of Funds listed above, which represent units of fractional undivided beneficial interest in and ownership of a series of the Trust. Each Fund’s Shares will be offered on a continuous basis from time to time. The Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history. The Trust is an “emerging growth company” under the federal securities laws and, accordingly, is able to take advantage of certain reduced disclosure and reporting requirements.

Each of the Funds will be listed on the NYSE Arca, Inc. exchange (the “Exchange”) under a ticker symbol to be announced prior to the commencement of trading. Each of the Fund is leveraged in the sense that each has a daily investment objective to correspond (before fees and expenses) to a multiple (3X) or an inverse multiple (-3X) of the performance of its benchmark for a single day, not for any other period. A “single day” is measured from the time a Fund calculates its respective net asset value (“NAV”) to the time of the Fund’s next NAV calculation. The NAV calculation time for the Funds is 2:30 p.m. (Eastern Time); please see the section “Summary—Creation and Redemption Transactions” on page 3 for additional details on the NAV calculation times for the Funds.

The Funds do not currently intend to invest directly in crude oil. Instead, under normal market conditions, each Fund will attempt to gain exposure (or inverse exposure) to its underlying benchmark by investing substantially all of its assets in listed futures contracts and listed options on such contracts (“Futures Contracts”).

The sponsor of the Funds is Direxion Asset Management, LLC (the “Sponsor”).

INVESTING IN THE SHARES INVOLVES SIGNIFICANT RISKS. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 8.

The Funds will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expenses of the Fund.

The Funds are not appropriate for all investors and present different risks than other funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage.

The Funds seek daily leveraged investment results and are intended to be used as short-term trading vehicles. The Fund with “Bull” in its name attempts to provide daily investment results that correspond to three times the performance of a target benchmark and is referred to as the “Bull Fund.” The Fund with “Bear” in its name attempts to provide daily investment results that correspond to three times the inverse (or opposite) of the performance of a target benchmark and is referred to as the “Bear Fund.” The Funds do not and should not be expected to return 300% or -300%, as applicable, of the return of their target benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day. As used in this Prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.

The Funds are designed to provide target benchmark exposure to sophisticated traders who actively monitor and manage their portfolios and understand:

(a)	understand the risks associated with the use of leverage;

(b)	understand the consequences of seeking daily leveraged investment results;

(c)	for the Bear Fund, understand the risk of shorting; and

(d)	intend to actively monitor and manage their investments.

The Funds magnify risk through the pursuit of daily leveraged investment results. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Fund’s benchmark for the same period. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark. Each Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. If a Fund’s underlying target benchmark moves 33% or more in a given business day in a direction adverse to the Fund, the Fund’s investors would lose all of their money.

The Bear Fund pursues daily leveraged investment goals that are inverse to the performance of its target benchmark, an investment style known as “shorting”, which is an investment strategy opposite of most mutual funds and exchange traded funds.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

There is no assurance that the Funds will achieve their investment objectives and an investment in the Funds could lose money. No single Fund is a complete investment program.

Each Fund will continuously offer and redeem its Shares in blocks of 50,000 Shares, (each such block, a “Creation Unit”). Only Authorized Participants may purchase and redeem Shares from a Fund and then only in Creation Units. An Authorized Participant is an entity that has entered into an Authorized Participant Agreement with the Trust and Direxion Asset Management LLC (the “Sponsor”). The initial Authorized Participant with respect to the Funds is expected to be [Name of Initial Authorized Participant]. It is expected that after the date of this Prospectus, the initial Authorized Participant will, subject to certain terms and conditions, make minimum initial purchases of [at least two initial Creation Units] of 50,000 Shares for each Fund at an initial price per Share of $25.00, equal to [$1,250,000] per Creation Unit. The Funds will not commence trading unless and until its initial Authorized Participant effects the minimum initial purchase with respect to each Fund. Following the initial purchase by the initial Authorized Participant, Shares of the Funds will be offered to Authorized

Participants in Creation Units at each Fund’s respective NAV. Authorized Participants may then offer to the public, from time to time, Shares from any Creation Unit they create at a per-Share market price. The form of Authorized Participant Agreement and the related Authorized Participant Handbook set forth the terms and conditions under which an Authorized Participant may purchase or redeem a Creation Unit. Authorized Participants will not receive from any Fund, the Sponsor, or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts.

These securities have not been approved or disapproved by the United States Securities and Exchange Commission (the “SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Funds are subject to regulations as commodity pools under the Commodity Exchange Act and their sponsor is subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator.

NEITHER THE TRUST NOR THE FUNDS ARE A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY AS DEFINED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 Act”), AND NEITHER THE TRUST NOR THE FUND IS SUBJECT TO REGULATION THEREUNDER

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

[                    ], 2017

This Prospectus has two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

The Shares are neither interests in nor obligations of any of the Sponsor, Wilmington Trust Company (the “Trustee”), or any of their respective affiliates. The Shares are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED BY THIS POOL, AT PAGES 42 THROUGH 44 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 42 TO 43.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 29.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR. IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

THESE POOLS HAVE NOT COMMENCED TRADING AND DO NOT HAVE ANY PERFORMANCE HISTORY.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE TRUST. INVESTORS CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE BOOKS AND RECORDS OF EACH FUND ARE MAINTAINED AS FOLLOWS:

•	All marketing materials are maintained by Foreside Fund Services, LLC (“Foreside”) at Foreside’s offices located at 3 Canal Plaza, Suite 100, Portland, Maine 04101.

•	Creation Unit creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and certain trading and related documents received from Futures Commission Merchants (“FCMs”) are maintained at the offices of: Bank of New York Mellon, One Wall Street, New York, NY 10286.

•	All other books and records of each Fund (including minute books and other general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 1301 Avenue of the Americas (6th Avenue), 28th Floor, New York, New York, 10019.

SHAREHOLDERS HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS CONFORMING TO THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS ARE POSTED ON THE SPONSOR’S WEBSITE AT WWW.DIREXIONINVESTMENTS.COM. ADDITIONAL REPORTS MAY BE POSTED ON THE SPONSOR’S WEBSITE AT THE DISCRETION OF THE SPONSOR OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUNDS’ FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS. THE TAX INFORMATION RELATING TO SHARES OF EACH FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS WILL ALSO BE DISTRIBUTED.

THE TRUST WILL FILE QUARTERLY AND ANNUAL REPORTS WITH THE SEC. INVESTORS CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE TRUST ARE POSTED AT THE SEC WEBSITE AT WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST, ANY OF THE FUNDS, THE SPONSOR, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION” IN PART TWO OF THIS PROSPECTUS

DIREXION SHARES ETF TRUST II

DISCLOSURE DOCUMENT

i

ii

PART ONE

OFFERED SERIES DISCLOSURE

SUMMARY

Investors should read the following summary together with the more detailed information, including under the caption “Risk Factors,” and all exhibits to the Registration Statement of which this Prospectus is a part, and the information incorporated by reference in the Prospectus, before deciding to invest in any Shares. For ease of reference, any references throughout this Prospectus to various actions taken by each Fund are actually actions that the Trust has taken on behalf of the Funds.

Important Information About the Funds

The Funds are not appropriate for all investors and present different risks than other funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage.

Each Fund seeks to provide daily leveraged investment results and is intended to be used as short-term trading vehicles. The Fund with “Bull” in its name attempts to provide daily investment results that correspond to three times the performance of its target benchmark and is referred to as the “Bull Fund.” The Fund with “Bear” in its name attempts to provide daily investment results that correspond to three times the inverse (or opposite) of the performance of a target benchmark and is referred to as the “Bear Fund.” The Funds do not and should not be expected to return 300% or -300%, as applicable, of the return of their target benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day. As used in this Prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the close of the markets one trading day to the close of the markets on the next trading day.

The Funds are designed to provide target benchmark exposure to sophisticated traders who actively monitor and manage their portfolios and:

(a)	understand the risks associated with the use of leverage;

(b)	understand the consequences of seeking daily leveraged investment results;

(c)	for the Bear Fund, understand the risk of shorting; and

(d)	intend to actively monitor and manage their investments.

The Funds magnify risk through the pursuit of daily leveraged investment results. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period and usually will differ from the Fund’s multiple times the return of the Fund’s benchmark for the same period. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark. Each Fund uses leverage and should produce returns for a single day that are more volatile than that of its benchmark. If a Fund’s underlying target benchmark moves 33% or more in a given business day in a direction adverse to the Fund, the Fund’s investors would lose all of their money.

The Bear Fund pursues daily leveraged investment goals that are inverse to the performance of its target benchmark, an investment style known as “shorting”, which is an investment strategy opposite of most mutual funds and exchange traded funds.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

There is no assurance that the Funds will achieve their investment objectives and an investment in the Funds could lose money. No single Fund is a complete investment program.

A more extensive discussion of the additional risks of investing in the Funds appears under “Risk Factors” beginning on page 8.

Overview

The Direxion Daily Crude Oil Bull 3X Shares (the “Crude Oil Bull Fund”) and the Direxion Daily Crude Oil Bear 3X Shares (the “Crude Oil Bear Fund”) offer investors the opportunity to obtain leveraged long or inverse leveraged short exposure to a particular commodity by tracking a target benchmark; the Bloomberg WTI Crude Oil SubindexSM. The Funds seek daily correlation to three times, or three times the inverse, respectively, of its target benchmark. Neither Fund should be expected to track the performance of its target benchmark for any period longer than one business day. Additionally, while each Fund seeks daily correlation to its target benchmark, it should not be expected to track dollar for dollar the spot price of the underlying commodity. As used in this Prospectus, the terms “daily,” “day,” and “trading day,” refer to the period from the time the Fund calculates its net asset value (“NAV”) to the time of the Fund’s next NAV calculation.

Each Fund seeks to engage in daily rebalancing to position its portfolio so that its exposure to its benchmark is consistent with such Fund’s daily investment objective. The impact of the benchmark’s movements during the day will affect whether a particular Fund’s portfolio needs to be repositioned. For example, if the Crude Oil Bear 3X Fund’s benchmark has risen on a given day, net assets of the Fund should fall. As a result, inverse exposure will need to be decreased. Conversely, if the Crude Oil Bear 3X Fund’s benchmark has fallen on a given day, net assets of the Fund should rise. As a result, inverse exposure will need to be increased. For the Crude Oil Bull 3X Shares, the Fund’s long exposure will need to be increased on days when the Fund’s benchmark rises and decreased on days when the Fund’s benchmark falls. Daily rebalancing and the compounding of each day’s return over time means that the return of each Fund for a period longer than a single day will be the result of each day’s returns compounded over the period, which will very likely differ from three times (3x) or three times the inverse (-3x), as applicable, of the return of the Fund’s benchmark for the same period. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Under normal market conditions, each Fund intends to obtain exposure to its target benchmark by investing substantially all its assets in crude oil futures contracts listed and traded in the United States and listed options on such futures contracts (“Futures Contracts”). (The value of a futures contract is derived from the value of an underlying asset, rate or benchmark (such asset, rate or benchmark, a “Reference Asset”)).

The Funds’ investments in Futures Contracts are used to produce economically “leveraged” or “inverse leveraged” investment results for the Funds. Under limited circumstances, each Fund also may invest in swap contracts and forward contracts that reference a Fund’s benchmark. As used herein, the term “Financial Instruments” refers to Futures Contracts, swaps and forward contracts.

In seeking to achieve each Fund’s daily leveraged investment objective, the Sponsor uses a mathematical approach to investing. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes, in combination, should produce daily returns consistent with each Fund’s investment objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning the Funds’ investments in accordance with its respective investment objective. The mathematical model is engineered during the product development phase prior to a Fund’s launch and is adjusted when necessary in order to help each Fund achieve its investment objective.

The Sponsor does not invest the assets of the Funds based on its view of the investment merit of a particular investment, other than for cash management purposes, nor does it conduct conventional commodity research or analysis, or forecast market movement or trends in managing the assets of the Funds. Each Fund generally seeks to remain fully exposed at all times to its target benchmark without regard to market conditions, trends or direction and generally does not take defensive positions.

Direxion Asset Management, LLC, a Delaware limited liability company, serves as the Trust’s Sponsor and is a registered commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) and is a member of the National Futures Association (“NFA”). The principal office of the Sponsor and the Funds is located at 1301 Avenue of the Americas (6th Avenue), 28th Floor, New York, New York, 10019. The telephone number of the Sponsor and the Funds is 866-476-7523.

The Direxion Daily Crude Oil Bull 3X Shares and the Direxion Daily Crude Oil Bear 3X Shares attempt to provide daily investment results (before fees and expenses) that correlate to 300% or -300% respectively, of the daily performance of their target benchmark. Specifically, the target benchmark for the Funds is the Bloomberg WTI Crude Oil SubindexSM.

Purchases and Sales in the Secondary Market on the NYSE Arca

The shares of the Funds (“Shares”) will be listed on the NYSE Arca Equities, Inc. (the “Exchange”) under the ticker symbols to be announced prior to the commencement of trading. Secondary market purchases and sales of Shares are subject to ordinary brokerage commissions and charges.

Creation and Redemption Transactions

Only an Authorized Participant may purchase (i.e., create) or redeem Creation Units in the Funds. Creation Units in a Fund are expected to be created when there is sufficient demand for Shares in such Fund that the market price per Share is at a premium to the NAV per Share. Authorized Participants will likely sell such Shares to the public at prices that are expected to reflect, among other factors, the trading price of the Shares of such Fund and the supply of and demand for the Shares at the time of sale and are expected to fall between the NAV and the trading price of the Shares at the time of sale. Similarly, it is expected that Creation Units in a Fund will be redeemed when the market price per Share of such Fund is at a discount to the NAV per Share. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price of the Shares to track the NAV per Share of a Fund closely over time. Retail investors seeking to purchase or sell Shares on any day are expected to effect such transactions in the secondary market at the market price per Share, rather than in connection with the creation or redemption of Creation Units.

A creation transaction, which is subject to acceptance by Foreside Fund Services, LLC (the “Distributor”), generally takes place when an Authorized Participant deposits a specified amount of cash (unless as provided otherwise in this Prospectus) in exchange for a specified number of Creation Units. Similarly, Shares can be redeemed only in Creation Units, generally for cash (unless as provided otherwise in this Prospectus). Except when aggregated in Creation Units, Shares are not redeemable. The prices at which creations and redemptions occur are based on the next calculation of the NAV after an order is received in a form described in the Authorized Participant Agreement and the related Authorized Participant Handbook. The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash (unless as provided otherwise in this Prospectus) with Bank of New York Mellon., the custodian of the Funds.

Creation and redemption transactions must be placed each day with Foreside by the create/redeem cut-off time (stated below), or earlier if the Exchange or other exchange material to the valuation or operation of such Fund closes before such cut-off time, to receive that day’s NAV. Because the primary trading session for the commodities and/or futures contracts underlying the Funds have different closing (or fixing) times than U.S. Equity markets, the NAV calculation times for the Funds generally shall be 2:30 p.m. Eastern Time.

The Funds’ daily NAVs may be found at www.direxioninvestments.com.

Breakeven Amounts

The Funds will be profitable only if returns from a Fund’s investments exceed its “breakeven amount.” Estimated breakeven amounts are set forth in the table below. The estimated breakeven amounts represent the estimated amount of trading income that each Fund would need to achieve during one year to offset the Fund’s estimated fees, costs and expenses, net of any interest income earned by the Fund on its investments. It is not possible to predict whether a Fund will breakeven at the end of the first twelve months of an investment or any other period. See “Charges—Breakeven Table,” beginning on page 42, for more detailed tables showing breakeven amounts.

FUND	Breakeven Amount (% Per Annum of Average Daily NAV)	Assumed Selling Price Per Share	Breakeven Amount ($ for the Assumed Selling Price Per Share)
Direxion Daily Crude Oil Bull 3X Shares	0.90%	$25.00	$
Direxion Daily Crude Oil Bear 3X Shares	0.90%	$25.00	$

The breakeven analysis set forth in the table above assumes that the Shares have a constant month-end NAV, and assumes that the selling price per Share will equal the NAV. The analysis is based on an assumed NAV per Share of each Fund as listed in the table above under Assumed Selling Price Per Share. The actual NAV of each Fund will differ after the initial purchase by initial Authorized Participants and is likely to change on a daily basis. The initial price per Share is to be paid by the initial Authorized Participants is expected to be $25.00 per Share for each of the Funds.

Important Tax Information

Please note that each Fund will distribute to shareholders a Schedule K-1 that will contain information regarding the income and expense items of the Fund. The Schedule K-1 is a complex form and shareholders may find that preparing tax returns may require additional time or may require assistance of an accountant or other tax preparer, at additional expense to the shareholder.

Summary of Certain Risks

Before investors invest in the Shares, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future.

An investment in any Fund entails risk. Each Fund could lose money or its performance could trail that of other investment alternatives. The Sponsor cannot guarantee that the Fund will achieve its daily investment objective. The summary risk factors set forth below are intended merely to highlight certain risks that apply to some or all of the Funds. For a more detailed explanation of risks, please see the section titled “Risk Factors.”

•

Intra-Day Investment Risk: The Funds seek daily investment results, which should not be equated with seeking an investment objective for shorter than a day. Thus, an investor who purchases Fund shares after the close of the markets on one trading day and before the close of the markets on the next trading day will likely have more, or less, than the target investment exposure to the target benchmark, depending upon the movement of the target benchmark from the end of one trading day until the time of purchase. If the target benchmark moves in a direction favorable to a Fund, the Fund’s net assets will rise by the same amount as the Fund’s exposure. Conversely, if the target benchmark moves in a direction adverse to the Fund, the Fund’s net assets will decline by the same amount as the Fund’s exposure. Since each Fund starts each trading day with exposure to the target benchmark equal to its target (i.e. 300% or -300% as applicable), a change in both exposure and the net assets of a Fund by the same amount results in a change in the comparative relationship of the two. As an example (using simplified numbers), if the Bull Fund had $100 in net assets at the market close on Day 1, it would seek $300 of exposure to the next-trading-day’s target benchmark performance. If the target benchmark rose by 1% by noon on the following trading day, the exposure of the Fund will have risen by 1% to $303 and the net assets will have risen by that $3 gain to $103. With net assets of $103 and exposure of $303, an investor at that point (noon) would be receiving 294% exposure of her investment instead of 300%.

•	Compounding and Market Volatility Risk: There can be no guarantee that a Fund will achieve a high degree of correlation with its daily leveraged investment objective relative to its target benchmark. A failure to achieve a high degree of correlation may prevent a Fund from achieving its daily leveraged investment objective. A number of factors may adversely affect a Fund’s correlation with its target benchmark, including fees, expenses, transaction costs, costs associated with the Funds’ use of leveraged investment techniques, income items and accounting standards. A Fund may be subject to large movements of assets into and out of the Fund, potentially resulting in the Fund being over- or under-exposed to its target benchmark. Each Fund seeks to rebalance its portfolio daily to keep leverage consistent with each Fund’s daily investment objective.

Each Fund does not attempt to, and should not be expected to, provide returns which are 300% or -300% of the return of its target benchmark for periods other than a single day. Each Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses. This means that for a period longer than one day, the pursuit of daily goals may result in daily leveraged compounding for the Funds. It also means that the return of a target benchmark over a period of time greater than one day multiplied by the Fund’s daily leveraged investment objective generally will not equal the Fund’s performance over that same period.

As a result, over time, the cumulative percentage increase or decrease in the value of the Fund’s portfolio may diverge significantly from the cumulative percentage increase or decrease in the 300% or -300% of the return of the Fund’s target benchmark due to the compounding effect of losses and gains on the returns of the Fund. It also is expected that a Fund’s use of leverage will cause the Fund to underperform the return of 300% of its underlying index in a trendless or flat market. The effect of compounding becomes more pronounced on the Fund’s performance as the target benchmark experiences volatility.

Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily. The Funds are not intended to be used by, and are not appropriate for, investors who intend to hold positions without engaging in such daily reevaluation.

•	Counterparty Risk: The Funds may invest in financial instruments involving counterparties for the purpose of attempting to gain exposure to a particular commodity. The Funds will use counterparty agreements to exchange the returns (or differentials in rates of return) earned or realized in particular predetermined investments or instruments. The Funds will not enter into any agreement involving a counterparty unless the Sponsor believes that the other party to the transaction is creditworthy. The use of swap agreements involves risks that are different from those associated with ordinary futures transactions. For example, the Funds bear the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. In addition, the Funds may enter into swap agreements with a limited number of counterparties, which may increase the Fund’s exposure to counterparty credit risk. Swap agreements and other counterparty instruments also may be considered to be illiquid. Further, there is a risk that no suitable counterparties will be willing to enter into, or continue to enter into, transactions with the Funds and, as a result, the Funds may not be able to achieve their investment objectives.

•	Correlation Risk: As with any derivative instrument, effectiveness of the trading strategy or the investment will depend on how closely the derivative product correlates with the underlying asset or the reference value. For example, this can happen if the price of shares traded on the NYSE does not correlate closely with the value of the Funds NAV, and if the changes in the Funds’ NAV do not correlate closely with the changes in price in the reference Futures Contract, and if the settlement price of the Futures Contracts does not correlate closely with the spot price of the underlying commodity. This is a risk because if these correlations do not exist or are not statistically significant, then the investors may not be able to use the Funds as a cost effective tool to indirectly invest in the underlying commodity, use the Funds to hedge their exposure in a commodity, or to speculate on the volatility associated with the referenced commodity.

•	Leverage Risk: The Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

•	Commodity Risk: An investment in a Fund is subject to risks associated with its applicable benchmark commodity. Changes in the commodity markets due to new commodity-linked instruments being available, large purchases or sales of commodities by world governments, supply and demand for a commodity or other market or political factors may affect the price of a commodity. Such price movement may, in turn, negatively affect the performance of a Fund.

•	New Fund Risk: The Funds have no prior operating history. There can be no assurance that a Fund will grow to or maintain an economically viable size, in which case the Sponsor may recommend that a Fund be liquidated.

•	Position Limits Risk: Under the U.S. Commodity Exchange Act (“CEA”) as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the U.S. Commodity Futures Trading Commission (“CFTC”) must promulgate the rulemaking on position limits. This rule will: (i) impose federal position limits on swaps and futures on selected physical commodities; and (ii) apply aggregation requirements to affiliated parties positions in these commodities. The CFTC has proposed the new position limits rule in December 2016 and has finalized its rule on aggregation. In addition, commodity exchanges have their own position limits rules that must be followed by traders with exposure to commodities. There is a significant risk that the final CFTC rule on position limits together with the aggregation rule may significantly inhibit Fund’s ability to enter into transactions in commodities that are subject to position limits.

•	Regulatory Risk: The Dodd-Frank Act has significantly altered CFTC’s regulatory regime applicable to commodities. Although almost all of the rulemaking under the Dodd-Frank Act have been completed by the CFTC, there is a significant risk that with the change of the administration in 2017, many of the rule promulgated subsequent to the enactment of the Dodd-Frank Act may be subject to a review under the Republican Administration. Accordingly, there is a significant risk that some of the regulations applicable to the Funds may materially change.

•	Over-The-Counter (“OTC”) Markets Risk: The Funds may also invest in negotiated “OTC” contracts, which are not as liquid as exchange-traded futures contracts. OTC contracts expose the Funds to the risk that a Fund’s counterparty may not be able to satisfy their obligations to the Fund.

ORGANIZATIONAL CHART

DIREXION SHARES ETF TRUST II

RISK FACTORS

Before investors invest in the Funds, they should be aware that there are various risks. Investors should consider carefully the risks described below together with all of the other information included in this Prospectus before they decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any Prospectus supplement, post-effective amendment or in other reports we file with the SEC in the future.

The Funds have no operating history, and, as a result, investors have no performance history to serve as a factor for evaluating an investment in the Funds.

The Funds have no performance history upon which to evaluate an investor’s investment in the Funds. Although past performance is not necessarily indicative of future results, if the Funds had any performance history, such performance history might (or might not) provide investors with more information on which to evaluate an investment in the Funds.

There is risk that the investment objectives of the Funds will not be met.

The success of the Funds depends on a number of conditions that are beyond the control of the Funds. There is risk that the investment objectives of the Funds will not be met. The Sponsor began operating publicly offered commodity pools in April 2014. If the experience of the Sponsor and its principals is not adequate or suitable to manage investment vehicles such as the Funds, the operations of the Funds may be adversely affected.

Due to the compounding of daily returns, the Funds’ returns over periods longer than a single day will likely differ in amount and possibly even direction from the Funds multiple times the benchmark return for the period.

The return of a target benchmark over a period of time greater than one day multiplied by s Fund’s daily target (e.g., 300% or -300%) generally will not equal the Fund’s performance over that same period. (See, “Understanding Compounding” below for further information). Each Fund seeks investment results for a single day only, as measured from NAV calculation time to NAV calculation time, and not for any other period (see “Summary—Creation and Redemption Transactions” for the typical NAV calculation time of each Fund). The Funds do not seek to achieve their stated investment objective over a period of time greater than one day because mathematical compounding prevents the Funds from achieving such results. The return of a Fund for a period longer than a single day is the result of its return for each day compounded over the period, and usually will differ from three times (3x) or three times the inverse (-3x) of the return of the Fund’s benchmark for the same period. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Longer holding periods, higher benchmark volatility, inverse exposure and greater leverage each affect the impact of compounding on a Fund’s returns. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Each Fund uses leverage and should produce daily returns that are more volatile than that of its target benchmark. The Funds are not appropriate for all investors and present different risks than other funds. The Funds use leverage and are riskier than similarly benchmarked exchange-traded funds that do not use leverage. The use of leveraged positions could result in the total loss of an investor’s investments. An investor should only consider an investment in a Fund if he or she understands the risks associated with the use of leverage, consequences of seeking daily leveraged or daily inverse leveraged investment results and, with respect to the Funds seeking an inverse result, the risk of shorting. Daily investment objective funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor a Fund’s performance and reevaluate their investment position at the end of every day. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily. The Funds are not intended to be used by, and are not appropriate for, investors who intend to hold positions without engaging in such daily reevaluation. Investors who do not understand the Funds or do not intend to manage the funds on a daily basis should not buy the Funds. However, daily leveraged funds, if used properly and in conjunction with the investor’s view on the future direction and volatility of the markets, can be useful tools for investors who want to manage their exposure to various markets and market segments and who are willing to monitor and/or periodically rebalance their portfolios. Shareholders who invest in the Funds should actively manage and monitor their investments, as frequently as daily.

Understanding Compounding

Each Fund seeks to rebalance its portfolio daily to keep exposure consistent with its daily investment objective. Each Fund does not attempt to, and should not be expected to, provide returns which are a multiple of the return of its target benchmark for periods other than a single trading day. This is due to a mathematical concept called compounding, which exists in all investments, but has a more significant impact on leveraged funds. Each Fund rebalances its portfolio on a daily basis, increasing exposure in response to that day’s gains or reducing exposure in response to that day’s losses. This means that the return of a target benchmark over a period of time greater than one day multiplied by the Fund’s daily target (e.g., 300% or -300%) generally will not equal the Fund’s performance over that same period. In general, during periods of higher target benchmark volatility, compounding will cause results for periods longer than a single day to be less than 300% or -300% of the return of the target benchmark. This effect becomes more pronounced as volatility target increases. Conversely, in periods of lower target benchmark volatility (particularly when combined with higher target benchmark returns), leveraged fund returns over longer periods can be greater than 300% or -300% of the return of the target benchmark. Actual returns for a particular period, before fees and expenses, are also dependent on the magnitude of the target benchmark return in addition to the target benchmark volatility. The following hypothetical examples are intended to illustrate how compounding works:

Compounding Example 1—Benchmark Lacks A Trend

Consider the following four funds: “Benchmark Fund” is a traditional benchmark fund which seeks (before fees and expenses) to match (100%) the performance of the XYZ benchmark. “Bull Fund” is a hypothetical leveraged Fund, similar to a Bull Fund, and seeks daily leveraged investment results (before fees and expenses) that correspond to 300% of the daily performance of the XYZ benchmark. “Bear Fund” is a hypothetical leveraged fund, similar to a Bear Fund, and seeks daily leveraged investment results (before fees and expenses) that correspond to -300% of the daily performance of the XYZ benchmark.

On Tuesday, the value of the XYZ benchmark increases in value from $100 to $105, a gain of 5%. On Wednesday, the value of the XYZ benchmark declines from $105 back to $100, a loss of 4.76%. In the aggregate, over the two trading days presented, the value XYZ benchmark has not moved.

A $100 investment in the Benchmark Fund would be expected to gain $5.00 (5%) on Tuesday and lose $5.00 (4.76%) on Wednesday to return to its original value. The following example assumes a $100 investment in the Benchmark Fund when the XYZ Benchmark is also valued at $100:

BENCHMARK FUND
Day	Benchmark Value	Benchmark Daily Performance	Benchmark Cumulative Performance	Value of Investment	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	5.00%	$105.00	5.00%
Wednesday	$100.00	-4.76%	0.00%	$100.00	0.00%

The same $100 investment in the Bull Fund, however, would be expected to gain 15% on Tuesday (300% of 5%) but decline 14.28% (300% of -4.76%) on Wednesday.

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	15.00%	$115.00	5.00%	15.00%
Wednesday	$100.00	-4.76%	-14.28%	$98.58	0.00%	-1.42%

Although the percentage decline is smaller on Wednesday than the percentage gain on Tuesday, the loss is applied to a higher principal amount so the investment in the Bull Fund has a loss even when the aggregate benchmark value for the two-day period has not declined.

Because the Bear Fund seeks leveraged inverse returns, the same $100 investment in the Bear Fund would be expected to lose 15% on Tuesday and then gain 14.28% on Wednesday.

BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-15.00%	$85.00	5.00%	-15.00%
Wednesday	$100.00	-4.76%	14.28%	$97.14	0.00%	-2.86%

Because the gain on Wednesday is multiplied by the already-diminished investment, the investment in the Bear Fund does not make up its Monday losses even though the benchmark has returned to its original value.

Compounding Example 2—Benchmark Has A Clear Trend

Compounding will not always result in greater losses. If the benchmark trends in one direction (e.g. increases in value for two consecutive trading days), the compounded return will outperform the benchmark’s cumulative performance multiplied by 300% or -300% (as applicable). For example, if the value of the XYZ Benchmark were to increase to $110 on Wednesday (instead of decline back to $100 as it had in the prior example), the resulting performance of the hypothetical Benchmark Fund, Bull Fund and Bear Fund would be as follows:

BENCHMARK FUND
Day	Benchmark Value	Benchmark Daily Performance	Benchmark Cumulative Performance	Value of Investment	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	5.00%	$105.00	5.00%
Wednesday	$110.00	4.76%	10.00%	$110.00	10.00%

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	15.00%	$115.00	5.00%	15.00%
Wednesday	$110.00	4.76%	14.28%	$131.42	10.00%	31.42%

BEAR FUND
Day	Benchmark Value	Benchmark Daily Performance	-300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Tuesday	$105.00	5.00%	-15.00%	$85.00	5.00%	-15.00%
Wednesday	$110.00	4.76%	-14.28%	$72.86	10.00%	-27.14%

In the above example, the benchmark’s cumulative performance was 10%, but the Bull Fund gained slightly more than 30% (300% of 10%), due to the fact that Wednesday’s additional gains were applied to a higher investment amount. Additionally, although the benchmark’s trend was adverse to the performance of the Bear Fund on both days, the cumulative loss to the investment was less than 30%, due to the fact that Wednesday’s additional losses were applied to an already-lowered investment amount.

Because the benchmark trended in one direction, compounding improved the cumulative performance of the Bull Fund, Bear Fund. This would also be true if the benchmark trended in the other direction. However, in that instance, the Bear Fund would outgain -300% of the benchmark’s cumulative performance and the Bull Fund’s losses would be slightly less than 300% of the benchmark’s cumulative performance.

The above examples are intended to illustrate how compounding affects an investment in a Fund held for longer than a trading day. Compounding exists in all investments, but has a more significant impact in leveraged funds. As demonstrated, the Funds do not and should not be expected to return 300% or -300%, as applicable, of the return of their benchmark over any period of time other than from the close of markets on one trading day to the close of markets on the following trading day. This effect becomes more pronounced as volatility increases. Conversely, in periods of lower benchmark volatility (particularly when combined with higher benchmark returns), the Crude Oil Bull Fund’s returns over longer periods can be higher than three times (3x) the return of the benchmark. Actual results for a particular period, before fees and expenses, are also dependent on the magnitude of the benchmark return in addition to the benchmark volatility. Similar effects exist for the Crude Oil Bear Fund, and the significance of these effects may be even greater with such inverse leveraged funds.

Effects of Volatility on Compounding

For investments held beyond the close of markets on a trading day, volatility in the performance of the benchmark from day to day will exacerbate the effects of compounding on a Fund’s returns. To illustrate this, consider the following two examples:

Compounding Volatility Example 1—Benchmark Experiences Low Volatility

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Volatility	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Monday	$104.00	4.00%	12.00%	$112.00		4.00%	12.00%
Tuesday	$103.00	-0.96%	-2.88%	$108.77	56%	3.00%	8.77%
Wednesday	$104.00	0.97%	2.91%	$111.94	40%	4.00%	11.94%
Thursday	$105.00	0.96%	2.88%	$115.17	33%	5.00%	15.17%
Friday	$104.00	-0.95%	-2.86%	$111.88	32%	4.00%	11.88%
Monday	$105.00	0.96%	2.88%	$115.10	29%	5.00%	15.10%

In the above example, the benchmark’s cumulative return for the 6 days presented is 5.00%. Because the benchmark experienced very low volatility, the return of the Fund i.e. 15.10% closely correlated with 300% of that benchmark return i.e. 300% of 5% = 15.00%.

Compounding Volatility Example 2—Benchmark Experiences High Volatility

BULL FUND
Day	Benchmark Value	Benchmark Daily Performance	300% of Benchmark Daily Performance	Value of Investment	Benchmark Cumulative Volatility	Benchmark Cumulative Performance	Investment Cumulative Performance
	$100.00			$100.00
Monday	$110.00	10.00%	30.00%	$130.00		10.00%	30.00%
Tuesday	$104.00	-5.45%	-16.36%	$108.73	173%	4.00%	8.73%
Wednesday	$100.00	-3.85%	-11.54%	$96.18	135%	0.00%	-3.82%
Thursday	$108.00	8.00%	24.00%	$119.27	126%	8.00%	19.27%
Friday	$110.00	1.85%	5.56%	$125.89	109%	10.00%	25.89%
Monday	$105.00	-4.55%	-13.64%	$108.72	107%	5.00%	8.72%

Like the prior example, in the above example, the benchmark’s cumulative return for the 6 days presented is 5.00%. In this example, however, the benchmark experienced high volatility. As a result, the return of the Fund i.e. 8.72% has very little relationship to 300% of that benchmark return i.e. 300% of 5% = 15.00%. Because the Fund was held for a longer period than one trading day and the benchmark experienced high volatility, the Fund’s return diverged significantly from 300% of the benchmark return for the longer period.

The annualized historical volatility rate for each Fund’s target benchmark for the five-year period ended December 31, 2016 is as follows:

Target Benchmark	Annualized Historical Volatility Rate
Bloomberg WTI Crude Oil SubindexSM	%

The highest annual volatility rate for each Fund’s target benchmark during the five-year period ended December 31, 2016 is as follows:

Target Benchmark	Highest Annual Volatility Rate
Bloomberg WTI Crude Oil SubindexSM	%

The annualized performance for each Fund’s target benchmark for the five-year period ended December 31, 2016 is as follows:

Target Benchmark	Annualized Performance
Bloomberg WTI Crude Oil SubindexSM	%

Historical benchmark volatility and performance are not indications of what the benchmark volatility and performance will be in the future. This information is intended to simply underscore the fact that the Funds are not intended to be used by, and are not appropriate for, investors who do not intend to actively monitor and manage their portfolios.

The tables below illustrate the impact of two factors that affect a leveraged, an inverse leveraged or inverse fund’s performance, benchmark volatility and benchmark return. Benchmark volatility is a statistical measure of the magnitude of fluctuations in the returns of a benchmark and is calculated as the standard deviation of the natural logarithms of one plus the benchmark return (calculated daily), multiplied by the square root of the number of trading days per year (assumed to be 252). The tables show estimated fund returns for a number of combinations of benchmark volatility and benchmark return over a one-year period. To isolate the impact of daily leveraged, inverse leveraged, or inverse exposure, the graphs assume: a) no fund expenses or transaction costs; b) borrowing/lending rates of zero percent; and c) the fund consistently maintained perfect exposure (300% or -300%) as of the fund’s NAV time each day. If these assumptions were different, the Funds’ performance would be different then that shown. If fund expenses, transaction costs and financing expenses were included, the fund’s performance would be different than shown. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the risk factor describing correlation or intra-day investment risk.

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to 300% (3X) the Daily Performance of a Benchmark.

One Year 300% One
Index Year Index Volatility Rate
Return Return 10% 25% 50% 75% 100%
-60% -180% -93.8% -94.7% -97.0% -98.8% -99.7%
-50% -150% -87.9% -89.6% -94.1% -97.7% -99.4%
-40% -120% -79.0% -82.1% -89.8% -96.0% -98.9%
-30% -90% -66.7% -71.6% -83.8% -93.7% -98.3%
-20% -60% -50.3% -57.6% -75.8% -90.5% -97.5%
-10% -30% -29.3% -39.6% -65.6% -86.5% -96.4%
0% 0% -3.0% -17.1% -52.8% -81.5% -95.0%
10% 30% 29.2% 10.3% -37.1% -75.4% -93.4%
20% 60% 67.7% 43.3% -18.4% -68.0% -91.4%
30% 90% 113.2% 82.1% 3.8% -59.4% -89.1%
40% 120% 166.3% 127.5% 29.6% -49.2% -86.3%
50% 150% 227.5% 179.8% 59.4% -37.6% -83.2%
60% 180% 297.5% 239.6% 93.5% -24.2% -79.6%

Estimated Fund Return Over One Year When the Fund Objective is to Seek Daily Investment Results, Before Fees and Expenses, that Correspond to -300% or Three Times the Inverse (-3X) of the Daily Performance of a Benchmark.

The foregoing tables are intended to isolate the effect of benchmark volatility and benchmark performance on the return of leveraged or inverse leveraged funds. The Funds’ actual returns may be significantly greater or less than the returns shown above as a result of any of the factors discussed above or under the below risk factor describing correlation risks.

Because the Funds rebalance daily, typically at or about the time of its NAV calculation, intra-day investment may result in a shareholder receiving greater or lesser exposure to the target benchmark than set forth in a Fund’s investment objective.

The Funds seek daily leveraged investment results which should not be equated with seeking a goal for shorter than a single trading day. Thus, an investor who purchases shares at any time other than the time of the Fund’s NAV calculation (2:30 p.m. Eastern time) will likely have more, or less, than 300% or -300% (as applicable) leveraged investment exposure to the target benchmark for that day, depending on the performance of the target benchmark from the Fund’s NAV calculation time. If the target benchmark moves in a direction favorable to a Fund, the investor will receive exposure to the target benchmark less than the target exposure for the Fund (300% or -300%). Conversely, if the target benchmark moves in a direction adverse to a Fund, the investor will receive exposure to the target benchmark greater than the target exposure for the Fund (300% or -300%). As an example (using simplified numbers), if a Bull Fund had $100 in net assets at the close of the market on a trading day, it would seek $300 of exposure to the following trading day’s target benchmark performance. If the target benchmark rose by 1% by noon on that following trading day, the exposure of the Bull Fund will have risen by 1% to $303 and the net assets will have risen by that $3 gain to $103. With net assets of $103 and exposure of $303, an investor at that point would be receiving 294% exposure of her investment for the remainder of that trading day instead of 300%.

The table below shows the relationship between target benchmark movement intra-day and the resulting exposure for an intra-day investment in a Bull Fund and Bear Fund. For example, consider a Bull Fund that begins the trading day with a value of $100 and an investor purchases shares at noon. As indicated below, if the target benchmark has risen to $105 by noon (i.e. gained 5%) the investor’s exposure would be 274% of the performance of the target benchmark until the end of that trading day. Conversely, if the target benchmark has

One Year -300% One
Index Year Index Volatility Rate
Return Return 10% 25% 50% 75% 100%
-60% 180% 1371.5% 973.9% 248.6% -46.5% -96.1%
-50% 150% 653.4% 449.8% 78.5% -72.6% -98.0%
-40% 120% 336.0% 218.2% 3.3% -84.2% -98.9%
-30% 90% 174.6% 100.4% -34.9% -90.0% -99.3%
-20% 60% 83.9% 34.2% -56.4% -93.3% -99.5%
-10% 30% 29.2% -5.7% -69.4% -95.3% -99.7%
0% 0% -5.8% -31.3% -77.7% -96.6% -99.8%
10% -30% -29.2% -48.4% -83.2% -97.4% -99.8%
20% -60% -45.5% -60.2% -87.1% -98.0% -99.9%
30% -90% -57.1% -68.7% -89.8% -98.4% -99.9%
40% -120% -65.7% -75.0% -91.9% -98.8% -99.9%
50% -150% -72.1% -79.6% -93.4% -99.0% -99.9%
60% -180% -77.0% -83.2% -94.6% -99.2% -99.9%

declined to $95 by noon (i.e. a 5% loss), the investor’s exposure would be 335% of the performance of the target benchmark until the end of that trading day. As the table below shows, the resulting exposure becomes more dramatic as the change in target benchmark value becomes greater (e.g. rising or declining by 20%).

Intra-Day Exposure Table—Benchmark Starts Trading day at $100

Benchmark Value at Time of Investment	Benchmark Change Since Start of Trading Day	Resulting Leveraged Bull Fund Exposure	Resulting Leveraged Bear Fund Exposure	Resulting Leveraged 1X Bear Fund Exposure
$95.00	-5.00%	335%	-248%	-90%
$97.00	-3.00%	319%	-267%	-94%
$99.00	-1.00%	306%	-288%	-98%
$100.00	0.00%	300%	-300%	-100%
$101.00	1.00%	294%	-312%	-102%
$103.00	3.00%	283%	-340%	-106%
$105.00	5.00%	274%	-371%	-111%

While close tracking of a Fund to its target benchmark may be achieved for any single trading day, several factors may affect their ability to consistently achieve this correlation.

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell Financial Instruments in a manner that correlates to a Fund’s objective; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the benchmark; (3) bid-ask spreads on such Financial Instruments; (4) fees, expenses, transaction costs, financing costs associated with the use of Financial Instruments and commission costs; (5) holding Financial Instruments traded in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade, resulting in the inability of the Fund to execute intended portfolio transactions; (10) accounting standards; and (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark.

Further, in order to achieve a high degree of correlation with their applicable underlying benchmark, the Funds seek to rebalance their portfolios daily to keep exposure consistent with their investment objectives. Being materially under- or overexposed to the benchmark may prevent the Funds from achieving a high degree of correlation with their applicable underlying benchmark. Market disruptions or closures, large amounts of assets into or out of the Funds, regulatory restrictions or extreme market volatility will adversely affect the Funds’ ability to adjust exposure to requisite levels. The target amount of portfolio exposure is impacted dynamically by the benchmark’s movements during each day. Because of this, it is unlikely that the Funds will be perfectly exposed (i.e., 3x or -3x, as applicable) at the end of each day, and the likelihood of being materially under- or overexposed is higher on days when the benchmark levels are volatile near the close of the trading day.

In addition, unlike other funds that do not rebalance their portfolios as frequently, each Fund may be subject to increased trading costs associated with daily portfolio rebalancings in order to maintain appropriate exposure to the underlying benchmark. Such costs include commissions paid to the FCMs, and may vary by FCM. The effects of these trading costs have been estimated and included in the Breakeven Table. See “Charges—Breakeven Table” below.

The use of leverage and/or inverse leverage could result in the total loss of an investor’s investment.

The Funds use leveraged investment techniques in seeking to achieve their respective investment objectives. Leverage should cause a Fund to lose more money in market environments adverse to its daily investment objectives than a Fund that does not employ leverage, which could result in the total loss of an investor’s investment.

Because the Bull Fund and Bear Fund include a 300% multiplier, an intra-day price movement of 33% or more in a Fund’s applicable target benchmark could result in the total loss of an investor’s investment if that price movement is contrary to the investment objective of the Fund in which an investor has invested. In addition to the leveraged risk in which a one-day 33% upward move in a target benchmark for the Bear Fund would result in the total loss of an investor’s investment, a target benchmark could, in theory, rise infinitely in a one-day period, so a bearish swap agreement or short position in related futures or forward contracts would expose the Bear Fund to theoretically unlimited liability.

Because liability due to losses will be segregated to either the Bull Fund or the Bear Fund, as applicable, losses to investors in the Bull Fund from such exposure will not subject investors in the Bear Fund to such exposure, and vice versa.

Risks Specific to the Oil Markets

A number of factors may affect the price of oil and, in turn, the Futures Contracts and Financial Instruments, if any, owned by the Funds, including, but not limited to:

•	Significant increases or decreases in the available supply of oil due to natural or technological factors. Natural factors would include depletion of known cost-effective sources for oil or the impact of severe weather on the ability to produce or distribute the oil. Technological factors, such as increases in availability created by new or improved extraction, refining and processing equipment and methods or decreases caused by failure or unavailability of major refining and processing equipment (for example, shutting down or constructing oil refineries), also materially influence the supply of oil.

•	Significant increases or decreases in the demand for oil due to natural or technological factors. Natural factors would include such events as unusual climatological conditions impacting the demand for oil. Technological factors may include such developments as substitutes for oil.

•	A significant change in the attitude of speculators and investors towards oil. Should the speculative community take a negative or positive view towards oil, it could cause a change in world prices of any given oil, the price of Shares based upon a benchmark related to that commodity will be affected.

•	Large purchases or sales of physical oil by the official sector. Governments and large institutions have large oil holdings or may establish major oil positions. For example, nations with centralized or nationalized oil production and organizations such as the Organization of Petroleum Exporting Countries control large physical quantities of crude oil. If one or more of these institutions decides to buy or sell any oil in amounts large enough to cause a change in world prices, the price of Shares based upon a benchmark related to that oil will be affected.

•	Other political factors. In addition to the organized political and institutional trading-related activities described above, peaceful political activity such as imposition of regulations or entry into trade treaties, as well as political disruptions caused by societal breakdown, insurrection and/or war may greatly influence oil prices.

•	A significant increase or decrease in oil hedging activity by oil producers. Should there be an increase or decrease in the level of hedge activity of oil producing companies, countries and/or organizations, it could cause a change in world prices of any given oil, causing the price of Shares based upon a benchmark related to that oil to be affected.

•	The recent proliferation of oil-linked, exchange-traded products and their unknown effect on the oil markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of a Fund may offset or enhance the effect of another factor. In addition, the impact of changes in the level of the Funds’ benchmark will affect investors differently depending upon the Fund in which an investor invests. Daily increases in the level of the benchmark will negatively impact the daily performance of Shares of the Crude Oil Bear Fund.

The Funds are linked to oil futures contracts, and are not directly linked to the “spot” prices of oil. Oil futures contracts may perform very differently from the spot price of oil.

Each Fund is designed to correspond (before fees and expenses) to a multiple or an inverse multiple of the daily performance of the Bloomberg WTI Crude Oil SubindexSM, which is intended to reflect the performance of crude oil as measured by the price of West Texas Intermediate crude oil futures contracts traded on the New York Mercantile Exchange (the “NYMEX”). The Funds are not directly linked to the “spot” price of crude oil. While prices of Futures Contracts and other derivatives contracts are, as a rule, related to the prices of an underlying cash market, they are not perfectly correlated. It is possible that during certain time periods, derivatives contract prices will cease to track cash market prices and may be substantially lower or higher than cash market prices for oil due to differences in derivatives contract terms or as supply, demand or other economic or regulatory factors become more pronounced in either the cash or derivatives markets.

For example, during the one-year period from January 1, 2015 to December 31, 2015, the Bloomberg WTI Crude Oil SubindexSM underperformed the spot price of crude oil by 13.91% (the level of the Subindex fell by 44.38%, while the spot price of crude oil fell by 30.47%). During a similar one-year period from January 1, 2014 to December 31, 2014, the Bloomberg WTI Crude Oil SubindexSM outperformed the spot price of crude oil by 4.17% (the level of the Subindex fell 41.71%, while the spot price of crude oil fell by 45.87%).

Depending upon the direction and level of the Bloomberg WTI Crude Oil SubindexSM changes, the Funds may underperform or outperform a portfolio directly holding crude oil interests. Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in a Fund.

Potential negative impact from rolling futures positions.

Under normal market conditions, the Funds invest primarily in futures contracts and are subject to risks related to rolling. The contractual obligations of a buyer or seller holding a futures contract to expiration may be satisfied by settling in cash as designated in the contract specifications. Alternatively, futures contracts may be closed out prior to expiration by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of settlement. Once this date is reached, the futures contract “expires.” As the futures contracts held by the Funds near expiration, they are generally closed out and replaced by contracts with a later expiration. This process is referred to as “rolling.” The Funds do not intend to hold futures contracts through expiration, but instead to “roll” their respective positions.

When the market for these contracts is such that the prices are higher in the more distant delivery months than in the nearer delivery months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is lower than the price of the more distant contract. This pattern of higher futures prices for longer expiration futures contracts is often referred to as “contango.” Alternatively, when the market for these contracts is such that the prices are higher in the nearer months than in the more distant months, the sale during the course of the “rolling process” of the more nearby contract would take place at a price that is higher than the price of the more distant contract. This pattern of higher futures prices for shorter expiration futures contracts is referred to as “backwardation.” The presence of contango in certain futures contracts at the time of rolling would be expected to adversely affect the Funds with long positions, and positively affect the Funds with short positions. Similarly, the presence of backwardation in certain futures contracts at the time of rolling such contracts would be expected to adversely affect the Funds with short positions and positively affect the Funds with long positions.

There have been extended periods in which contango or backwardation has existed in the futures contract markets for various types of futures contracts, and such periods can be expected to occur in the future. These extended periods have in the past and can in the future cause significant losses for the Funds, and these periods can have as much or more impact over time than movements in the level of a Fund’s benchmark.

The assets that the Funds invest in can be highly volatile and the Funds may experience large losses when buying, selling or holding such instruments.

Investments linked to oil markets can be highly volatile compared to investments in traditional securities and the Funds may experience large losses. High volatility may have an adverse impact on the Funds beyond the impact of any performance-based losses of the underlying benchmark.

The Funds’ benchmark is a single commodity futures contract; the Funds may be more volatile than other products, which could adversely affect an investment in the Shares.

The Fund’s benchmark is solely concentrated in a single commodity futures contract. Investors should be aware that other benchmarks are more diversified in terms of both the number and variety of investments included. Concentration in fewer components may result in a greater degree of volatility in a benchmark and the NAV of the Fund which corresponds to that benchmark under specific market conditions and over time.

Each Fund seeks to provide investment return results that correspond (before fees and expenses) to three times, or three times the inverse, of the daily performance of a target benchmark at all times, even during periods when the applicable target benchmark is flat as well as when the target benchmark is moving in a manner which causes the Fund’s NAV to decline, thereby causing losses to such Fund.

The Funds’ investments in futures contracts and Financial Instruments are not actively managed by traditional methods (e.g., by effecting changes in the composition of a portfolio on the basis of judgments relating to economic, financial and market considerations with a view toward obtaining positive results under all market conditions). Rather, each Fund seeks investment results that correspond (before fees and expenses) to three times, or three times the inverse, of the daily performance of a target benchmark in accordance with each Fund’s investment objective, even during periods in which the target benchmark is flat or moving in a manner which causes the NAV of a Fund to decline. It is possible to lose part or all of your money over time when a target benchmark is up for the corresponding Bull Fund, or down for the corresponding Bear, due to the effects of daily rebalancing, volatility and compounding (see the risk factors above for additional details).

Failure of the commodity markets, as the case may be, to exhibit low to negative correlation to general financial markets will reduce benefits of diversification and may exacerbate losses to an investor’s portfolio.

Historically, returns of the commodity markets, as the case may be, have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that a target benchmark is not 100% negatively correlated with financial assets such as stocks and bonds means that each respective Fund cannot be expected to be automatically profitable during unfavorable periods for the stock or bond market, or vice versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, investors will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset their losses from other investments.

Possible illiquid markets may exacerbate losses.

Futures positions cannot always be liquidated at the desired price and swap agreements may entail breakage costs if terminated prior to the final maturity date. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as when governments may take or be subject to political actions which disrupt the markets in their major commodities exports and imports, can also make it difficult to liquidate a position or find a swap agreement counterparty at a reasonable cost.

There can be no assurance that market illiquidity will not cause losses for the Funds. The large size of the positions which the Funds may acquire increases the risk of illiquidity by both making their positions more difficult to liquidate and increasing the losses incurred while trying to do so. Any type of disruption or illiquidity will be exacerbated due to the fact that the Funds only invest in futures contracts and/or Financial Instruments related to one commodity.

It may not be possible to gain exposure to the target benchmark using exchange-traded Financial Instruments in the future.

The Funds may utilize exchange-traded Financial Instruments. It may not be possible to gain exposure to the target benchmark with these Financial Instruments in the future. If these Financial Instruments cease to be traded on regulated exchanges, they may be replaced with Financial Instruments traded on trading facilities that are subject to lesser degrees of regulation or, in some cases, no substantive regulation. As a result, trading in such Financial Instruments, and the manner in which prices and volumes are reported by the relevant trading facilities, may not be subject to the provisions of, and the protections afforded by, the U.S. Commodity Exchange Act (the “CEA”), or other applicable statutes and related regulations, that govern trading on regulated U.S. futures exchanges. In addition, many electronic trading facilities have only recently initiated trading and do not have significant trading histories. As a result, the trading of contracts on such facilities, and the inclusion of such contracts in a target benchmark, may be subject to certain risks not presented by U.S. exchange-traded futures contracts, including risks related to the liquidity and price histories of the relevant contracts.

The Funds may be subject to counterparty risks.

In limited circumstances, the Funds may use swap agreements and/or forward contracts as a means to achieve their respective investment objectives. The Funds will use either swap agreements and/or forward contracts referencing the benchmark and may use other swap agreements or forward contracts if such instruments tend to exhibit trading prices or returns that correlate with the benchmark and will further the investment objective of the Fund.

Swap agreements and forward contracts are generally traded in over-the-counter (“OTC”) markets and swaps have become subject to regulation by the CFTC under the CEA and the Dodd-Frank Act. Given that many exemptions and exceptions still exist to general protections under the Dodd-Frank Act, counterparties to some swaps (such as uncleared swaps) may still expose Funds to counterparty risk. Further, forwards are typically contracts involving the actual delivery of a physical commodity and, unlike swaps, are not regulated by the CFTC and only CFTC’s anti-manipulation and anti-fraud jurisdiction will apply with respect to forwards.

The Funds will be subject to credit risk with respect to the counterparties to the derivatives contracts (whether a clearing corporation in the case of cleared instruments or another third party in the case of OTC uncleared instruments). Unlike in futures contracts, the counterparty to uncleared swap agreements is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, a Fund is subject to increased credit risk with respect to the amount it expects to receive from counterparties to uncleared swaps entered into as part of that Fund’s principal investment strategy. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, a Fund could suffer significant losses on these contracts and the value of an investor’s investment in a Fund may decline.

The CFTC has finalized its OTC uncleared swaps margin rules in 2016, and as a result of this CFTC rule a large number of swaps became subject to the margining requirement.

In the event that CFTC’s or Prudential Regulators OTC uncleared swaps margin rule does not apply, the Funds will seek to mitigate these risks by generally requiring that the counterparties for each Fund agree to post collateral for the benefit of the Fund, marked to market daily, subject to certain minimum thresholds; however there are no limitations on the percentage of its assets each Fund may invest in swap agreements with a particular counterparty. To the extent any such collateral is insufficient or there are delays in accessing the collateral, the Funds will be exposed to counterparty risk as described above, including possible delays in recovering amounts as a result of bankruptcy proceedings. The Funds typically enter into transactions only with major, global financial institutions.

OTC swaps and forward contracts of the type that may be utilized by the Funds are less liquid than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are generally entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty. These agreements contain various conditions, events of default, termination events, covenants and representations. The triggering of certain events or the default on certain terms of the agreement could allow a party to terminate a transaction under the agreement and request immediate payment in an amount equal to the net positions owed the party under the agreement. For example, if the level of the Fund’s benchmark has a dramatic intraday move that would cause a material decline in the Fund’s NAV, the terms of the swap may permit the counterparty to immediately close out the transaction with the Fund. In that event, it may not be possible for the Fund to enter into another swap agreement or to invest in other Financial Instruments necessary to achieve the desired exposure consistent with the Fund’s objective. This, in turn, may prevent the Fund from achieving its investment objective, particularly if the level of the Fund’s benchmark reverses all or part of its intraday move by the end of the day. In addition, cleared derivatives transactions benefit from daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Funds to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Funds to suffer a loss.

Fees are charged regardless of profitability and may result in depletion of assets.

Each Fund is subject to the fees and expenses described herein which are payable irrespective of profitability. Such fees and expenses include an asset-based management fee of 0.95% per annum of each Fund’s average daily NAV. Additional charges may include other fees as applicable. The target benchmark will reflect the performance of its underlying commodities, including roll costs, without regard to income earned on cash positions.

Investors cannot be assured of the Sponsor’s continued services, which discontinuance may be detrimental to the Funds.

Investors cannot be assured that the Sponsor will be willing or able to continue to service the Funds for any length of time. If the Sponsor discontinues its activities on behalf of the Funds, the Funds may be adversely affected, as there may be no entity servicing the Funds for a period of time. If the Sponsor’s registration with the CFTC or membership in the NFA were revoked or suspended, the Sponsor would no longer be able to provide services and/or to render trading advice to the Funds. If the Sponsor were unable to provide services and/or trading advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and trading advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The Trust is an emerging growth company within the meaning of the Securities Act of 1933 (the “1933 Act”), and as such, will take advantage of certain modified disclosure requirements.

As a public company, the Trust will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the “1934 Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the listing requirements of NYSE Arca and other applicable securities rules and regulations. The 1934 Act requires, among other things, that the Trust file annual, quarterly and current reports with respect to its business and operating results. The Sarbanes-Oxley Act requires, among other things, that the Trust maintain effective disclosure controls and procedures and internal control over financial reporting.

However, the Trust is an “emerging growth company” as defined in Section 2(a)(19) of the 1933 Act and Section 3(a)(80) of the 1934 Act. For as long as the Trust remains an emerging growth company, it may take advantage of certain exemptions from various reporting requirements that are applicable to reporting companies that are not emerging growth companies. As an “emerging growth company,” the Trust’s and the Funds’ independent registered public accounting firm will not be required to formally attest to the effectiveness of the Trust’s and the Funds’ internal control over financial reporting until the date the Trust is no longer an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Pursuant to Section 102 of the JOBS Act, the Trust is permitted to provide reduced executive compensation disclosure and omit a compensation discussion and analysis from this Prospectus. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. Relying on these exemptions may make it more difficult for investors and securities analysts to evaluate us and may result in less investor confidence. The Trust, in the future, may choose to take advantage of some, but not all, of these reduced burdens.

The Trust would remain an emerging growth company until the earliest of : (i) the last day of the fiscal year in which the Trust has total annual gross revenues of $1 billion or more; (ii) the last day of the Trust’s fiscal year following the fifth anniversary of the date of the Trust’s first sale of common equity securities pursuant to an effective registration statement, or June 30, 2019; (iii) the date on which the Trust has issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which the Trust is deemed to be a “large accelerated filer” (with at least $700 million in public float).

The Trust has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, which allows the Trust to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust has elected to take advantage of this extended transition period. As a result of this election, the Trust’s and the Funds’ financial statements may not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

The Trust cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Shares of the Funds less attractive to investors.

The Trust cannot predict if investors will find a Fund’s Shares less attractive because the Trust will rely on the exemptions applicable to emerging growth companies. If some investors find a Fund’s Shares less attractive as a result, there may be a less active trading market for the Shares and the Fund’s market price may be more volatile.

The lack of active trading markets for the Shares of a Fund may result in losses on investors’ investments at the time of disposition of his, her, or its Shares.

Although the Shares of each Fund will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares of any Fund will develop or be maintained. If investors need to sell their Shares at a time when no active market for them exists, the price investors receive for their Shares, assuming that investors are able to sell them, likely will be lower than the price that investors would receive if an active market did exist.

Investors may be adversely affected by redemption or creation orders that are subject to postponement, suspension or rejection under certain circumstances.

A Fund may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which the NYSE Arca, the New York Stock Exchange (“NYSE”), or any other exchange, marketplace or trading center deemed to affect the normal operations of the Funds, is closed, or when trading is restricted or suspended or restricted on such exchanges in any of the Funds’ futures contracts, (2) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable, or (3) such other period as the Sponsor determines to be necessary for the protection of the shareholders of the Funds. In addition, a Fund will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the NAV of a Fund declines during the period of delay. The Funds disclaim any liability for any loss or damage that may result from any such suspension or postponement. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the NYSE Arca, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.

The NAV may not always correspond to market price and, as a result, investors may be adversely affected by the creation or redemption of Creation Units at a value that differs from the market price of the Shares.

The NAV per share of the Shares of a Fund changes as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a number of Shares of a Fund otherwise amounting to a Creation Unit may be different from the NAV of an actual Creation Unit (i.e., 50,000 individual Shares may trade at a premium over, or a discount to, NAV of a Creation Unit of Shares) and similarly the public trading price per Share of the Fund may be different from the NAV per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Creation Unit of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund are closely related, but not identical, to the same forces influencing the price of an underlying commodity at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Creation Units are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Unit at a discount to the public trading price of the Shares of a Fund or can redeem a Creation Unit at a premium over the public trading price of the Shares of the Fund. The Sponsor expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track NAV per Share of the Funds closely over time.

The value of a Share of a Fund may be influenced by non-concurrent trading hours between the NYSE Arca and the exchange on which the futures contracts or commodities underlying the applicable target benchmark are traded. While the Shares of each Fund trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. (Eastern Time), the futures contracts or commodities underlying a target benchmark may be traded during different time frames.

Consequently, liquidity in the futures contracts or commodities underlying the applicable target benchmark will be reduced after the close of trading at the applicable commodities exchange. As a result, during the time when the NYSE Arca is open and the applicable commodities exchange is closed, trading spreads and the resulting premium or discount on the Shares of a Fund may widen, and, therefore, increase the difference between the price of the Shares of a Fund and the NAV of such Shares.

Competing claims of intellectual property rights may adversely affect the Funds and an investment in the Shares.

Parties throughout the financial industry could be granted patent applications that would limit the use of methods and systems for creating and administering interests in commodity pools, as well as other elements of the Trust’s exchange-traded funds structure, any or all of which could impede the Funds from achieving their investment objectives.

Although the Sponsor does not anticipate that such filings will adversely impact the Funds, it is impossible to provide definite assurances that no such negative impact will occur. Further, it is not possible to predict whether a patent will issue at all, nor, if a patent is issued, what subject matter it will cover. The Sponsor believes that it has properly licensed or obtained the appropriate consent of all necessary parties with respect to intellectual property rights. However, other third parties may allege ownership as to such rights and may bring an action in asserting their claims. To the extent any action is brought by a third party asserting such rights, the expenses in litigating, negotiating, cross-licensing or otherwise settling such claims may adversely affect the Funds.

Investors may be adversely affected by an overstatement or understatement of the NAV calculation of a Fund due to the valuation method employed on the date of NAV calculation.

Calculating the NAV of each Fund includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV of each Fund reflects the value of its corresponding target benchmark and, if applicable, the price of futures contracts held by the Fund, as of the time the NAV is being calculated. However, if a futures contract traded on an exchange could not be purchased or sold on a day when a Fund is accepting creation and redemption orders (due to the operation of daily limits or other rules of the exchange or otherwise), a Fund may be improperly exposed which could cause it to fail to meet its stated investment objective. Alternatively, the Fund may attempt to calculate the fair value of such instruments. In such a situation, there is a risk that the calculation of the relevant target benchmark, and therefore, the NAV of the applicable Fund on such day, may not accurately reflect the realizable market value of the futures contracts underlying such target benchmark.

The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.

In the event that one or more Authorized Participants which have substantial interests in the Shares withdraw from participation, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may create or redeem Creation Units. All other investors that desire to purchase or sell Shares must do so through the NYSE Arca or in other markets, if any, in which the Shares may be traded.

The Exchange may halt trading in the Shares of a Fund which would adversely impact investors’ ability to sell Shares.

Trading in Shares of a Fund may be halted due to market conditions or, in light of the Exchange’s rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares of a Fund inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline or rise in a market index (e.g., the Dow Jones Industrial Average) or in the price of a Fund’s Shares. Additionally, the ability to short sell a Fund’s shares may be restricted when there is a 10% or greater change from the previous day’s official closing price. There can be no assurance that the requirements necessary to maintain the listing of the Shares of a Fund will continue to be met or will remain unchanged. A Fund will be terminated if the Shares are delisted.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act.

The Funds are not registered as an investment company under the 1940 Act and are not required to register under the 1940 Act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies and regulated investment companies.

Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.

The Shares have limited voting and distribution rights (for example, shareholders do not have the right to elect directors and the Funds are not required to pay regular distributions, although the Funds may pay distributions at the discretion of the Sponsor).

The value of the Shares will be adversely affected if the Funds are required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor have the right to be indemnified to the fullest extent permitted by law for any liability or expense incurred by the Trustee and Sponsor. That means the Sponsor may require the assets of a Fund to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of one or more Funds.

Although the Shares of each Fund are limited liability investments, certain circumstances such as bankruptcy of a Fund or indemnification of a Fund by the shareholder will increase a shareholder’s liability.

The Shares of each Fund are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of a Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of its Trust Agreement.

Failure of FCMs or Swap Dealers to segregate assets may increase losses in the Funds.

The CEA requires a clearing broker and a swap dealer to segregate all funds received from customers and counterparties from such broker’s or dealer’s proprietary assets. There is a risk that assets deposited by the Sponsor on behalf of the Funds as margin with the FCMs or Swaps Dealers may, in certain circumstances, be used to satisfy losses of other clients of the FCMs or counterparties of the Swaps Dealer. If an FCM or Swaps Dealer fails to segregate the funds received from the Sponsor, the assets of the Funds might not be fully protected in the event of the FCM’s or Swaps Dealer’s bankruptcy. Furthermore, in the event of an FCM’s or Swaps Dealer’s bankruptcy, Fund Shares could be limited to recovering only a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or Swaps Dealer’s accounts, even though certain property specifically traceable to a particular Fund was held by the FCM or Swaps Dealer. Each FCM or Swaps Dealer may, from time to time, be the subject of certain regulatory and private causes of action.

Similarly, the CEA requires a clearing organization approved by the CFTC as a derivatives clearing organization to segregate all funds and other property received from a clearing member’s clients in connection with domestic futures and options contracts from any funds held at the clearing organization to support the clearing member’s proprietary trading. Nevertheless, customer funds held at a clearing organization in connection with any futures or options contracts may be held in a commingled omnibus account, which may not identify the name of the clearing member’s individual customers. With respect to futures and options contracts, a clearing organization may use assets of a non-defaulting customer held in an omnibus account at the clearing organization to satisfy payment obligations of a defaulting customer of the clearing member to the clearing organization. As a result, in the event of a default of the clearing FCM’s other clients or the clearing FCM’s failure to extend its own funds in connection with any such default, a Fund may not be able to recover the full amount of assets deposited by the clearing FCM on behalf of the Fund with the clearing organization.

In the event of a bankruptcy or insolvency of any exchange or a clearing house, a Fund could experience a loss of the funds deposited through its FCM as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

A court could potentially conclude that the assets and liabilities of one Fund are not segregated from those of another Fund and determine that a shareholder’s investment in one Fund must be utilized to satisfy the liabilities of another Fund causing the shareholders to lose money.

Each Fund is a separate series of a Delaware statutory trust and not itself a separate legal entity.

Section 3804(a) of the Delaware Statutory Trust Act (“DSTA”) provides that if certain provisions are in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the statutory trust generally or any other series thereof shall be enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted Section 3804(a) or provided any guidance as to what is required for compliance. The Sponsor maintains separate and distinct records for each Fund and accounts for them separately but it is possible a court could conclude that the methods used did not satisfy Section 3804(a) of the DSTA and thus potentially expose assets in one Fund to the liabilities of another Fund.

There may be circumstances that could prevent a Fund from being operated in a manner consistent with its investment objective and principal investment strategies.

There may be circumstances outside the control of the Sponsor and/or a Fund that make it, for all practical purposes, impossible to re-position such Fund and/or to process a purchase or redemption order. Examples of such circumstances include: natural disasters; public service disruptions or utility problems such as those caused by fires, floods, extreme weather conditions, and power outages resulting in telephone, telecopy, and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the aforementioned parties, as well as the Depository Trust Company (“DTC”), the National Securities Clearing Corporation (“NSCC”), or any other participant in the purchase process; and similar extraordinary events. Accordingly, while the Sponsor has implemented and tested a business continuity plan that transfers functions of any disrupted facility to another location and has effected a disaster recovery plan, circumstances, such as those above, may prevent a Fund from being operated in a manner consistent with its investment objective and/or principal investment strategies.

Due to the increased use of technologies, intentional and unintentional cyber attacks pose operational and information security risks.

With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Funds are susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of a Fund’s third party service provider (including, but not limited to, index providers, the administrator and transfer agent) or the issuers of securities in which the Funds invest, have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. The Funds and their shareholders could be negatively impacted as a result. While the Funds have established business continuity plans and systems to prevent such cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Funds cannot control the cyber security plans and systems put in place by issuers in which the Funds invest.

The Shares of each Fund are new securities products and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Funds and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Funds are not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor’s past experience and qualifications may not be suitable for solving these problems or issues.

Shareholders of each Fund are subject to taxation on their shares of a Fund’s taxable income, whether or not they receive cash distributions.

The Trust is organized as a Delaware statutory trust, but each series of the Trust is taxed as a limited partnership in accordance with the provisions of the Trust Agreement and applicable state law. Accordingly, each Fund is taxed as a limited partnership. No U.S. federal income tax is paid by any Fund on its income. Instead, each Fund will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss and deduction of a Fund. This must be reported without regard to the amount (if any) of cash the shareholder receives as a distribution from a Fund during the taxable year. A shareholder, therefore, may be allocated income or gain by a Fund but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which a Fund does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in a Fund. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

Investors could be adversely affected if items of income, gain, deduction, loss and credit with respect to Shares of a Fund are reallocated in the event that the IRS does not accept the assumptions or conventions used by the Fund in allocating Fund tax items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. Each Fund applies certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to shareholders of a Fund in a manner that reflects shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by a Fund do not satisfy the technical requirements of the Code and/or Treasury regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects investors.

Shareholders will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

The partner information tax returns on Schedule K-1 which the Funds will distribute to shareholders will contain information regarding the income items and expense items of the Funds. If you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

Investors could be adversely affected if the current treatment of long-term capital gains under current U.S. federal income tax law is changed or repealed in the future.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 20%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time.

Shareholders of each Fund may recognize significant amounts of ordinary income and short-term capital gain.

Due to the investment strategy of the Funds, the Funds may realize and pass-through to Shareholders significant amounts of ordinary income and short-term capital gains as opposed to long-term capital gains, which generally are taxed at a preferential rate. A Fund’s income, gains, losses and deductions are allocated to shareholders on a monthly basis. If you own shares in a Fund at the beginning of a month and sell them during the month, you are generally still considered a shareholder through the end of that month.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES OF A FUND; SUCH TAX CONSEQUENCES MAY DIFFER IN RESPECT OF DIFFERENT INVESTORS.

Regulatory changes or actions, including the implementation of new legislation, may alter the operations and profitability of the Funds.

Considerable regulatory attention has been focused on non-traditional investment pools which are publicly distributed in the United States. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Funds or the ability of the Funds to continue to implement their investment strategies.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of futures contracts and swap transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Funds is impossible to predict, but could be substantial and adverse.

In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law on July 21, 2010. The Dodd-Frank Act makes sweeping changes to the way in which the U.S. financial system is supervised and regulated. Title VII of the Dodd-Frank Act sets forth a new legislative framework for OTC derivatives, including Financial Instruments. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant new authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and will require clearing and exchange trading of many OTC derivatives transactions.

Provisions in the Dodd-Frank Act include the requirement that position limits on commodity futures contracts be established; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the Dodd-Frank Act and applicable regulations; and the forced use of clearinghouse mechanisms for many OTC derivative transactions. Additionally, the new law requires the aggregation, for purposes of position limits, of all positions in futures held by a single entity and its affiliates, whether such positions exist on U.S. futures exchanges or in OTC contracts.

The CFTC, the SEC and other federal regulators have been tasked with developing the rules and regulations enacting the provisions of the Dodd-Frank Act. To date, the CFTC completed the rules it is required to promulgate under the Dodd-Frank Act, but it continues to issue interpretations and no-action letters relating to these rules. These final rules under the Dodd-Frank Act, include rules relating to recordkeeping and reporting of swap transactions, mandatory clearing of certain classes of credit default swaps and interest rate swaps, as well as the definition of key terms such as “swap” and “swap dealer.” To date, the SEC has issued proposed versions for some but not all of the rules it is required to promulgate under the Dodd-Frank Act and has finalized versions for some but not all of the rules it is required to promulgate under the Dodd-Frank Act. The effect of future regulatory change on a Fund, and the exact timing of such changes, is impossible to predict but it may be substantial and adverse. The Dodd-Frank Act, the rules that have been promulgated thereunder, and the rules that are expected to be promulgated may negatively impact the ability of a Fund to meet its investment objective, either through position limits or requirements imposed on it and/or on its’ counterparties. In particular, new position limits imposed on a Fund or any counterparties may impact the ability of the Fund to invest in a manner that most efficiently meets its investment objective. New requirements, including capital imposed on the counterparties of a Fund and the mandatory clearing and margining of swaps, may increase the cost of a Fund’s investments and the cost of doing business, which could adversely affect investors. Finally, President-elect Donald Trump and his transition team have indicated that the Dodd-Frank Act will be under further scrutiny and some of the provisions of the Dodd-Frank Act and CFTC rules promulgated thereunder may be revised, repealed or amended.

Regulatory and exchange position limits may restrict the creation of Creation Units and the operation of the Trust.

Prior to the Dodd-Frank Act, speculative position limits had been established primarily by the U.S. futures exchanges, which impose “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person or group of persons under common trading control may hold (other than as a hedge) or control in contracts traded on such exchanges.

On December 5, 2013, the CFTC proposed a rulemaking that would establish specific limits on speculative positions in 28 physical commodity futures and option contracts as well as swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets (the “Position Limit Rules”). On the same date, the CFTC finalized another rule addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control (the “Aggregation Requirements”). Specifically, the Position Limit Rules would, among other things: identify which contracts are subject to speculative position limits; set thresholds that restrict the number of speculative positions that a person may hold in a spot month, individual month, and all months combined; create an exemption for positions that constitute bona fide hedging transactions; impose responsibilities on designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) to establish position limits or, in some cases, position accountability rules; and apply to both futures and swaps across four relevant venues: over-the-counter (“OTC”), DCMs, SEFs as well as non-U.S. located platforms. Until such time as the Position Limit Rules are adopted, the regulatory architecture in effect prior to the adoption of the Position Limit Rules will govern transactions in commodities and related derivatives (collectively, “Referenced Contracts”). Under that system, the CFTC enforces federal limits on speculation in agricultural products (e.g., corn, wheat and soy), while futures exchanges enforce position limits and accountability levels for agricultural and certain energy products (e.g., oil and natural gas). As a result, the Sponsor may be limited with respect to the size of its investments in any commodities subject to these limits.

Finally, subject to certain narrow exceptions, the Position Limit Rules require the aggregation, for purposes of the position limits, of all positions in the 25 Referenced Contracts held by a single entity and its affiliates, regardless of whether such position existed on U.S. futures exchanges, non-U.S. futures exchanges, in cleared swaps or in over-the-counter swaps. Under the CFTC’s existing position limits requirements and the Position Limit Rules, a market participant is generally required to aggregate all positions for which that participant controls the trading decisions with all positions for which that participant has a 10 percent or greater ownership interest in an account or position, as well as the positions of two or more persons acting pursuant to an express or implied agreement or understanding. At this time, it is unclear how the Proposed Aggregation Requirements may affect the Sponsor, but it may be substantial and adverse.

Furthermore, until such time the Position Limit Rules are adopted, the regulatory architecture in effect prior to the enactment of the Position Limit Rules will govern transactions in commodities and related derivatives. As a result, the Funds may be limited with respect to the size of their investments in any commodities subject to these limits.

In order to comply with the speculative position limits established by the CFTC and the relevant exchanges, the Sponsor may in the future be required to reduce the size of outstanding positions, not enter into new positions that would otherwise be taken for the Funds or not trade certain markets on behalf of the Funds. Modification of trades made by the Trust, if required, could adversely affect the Trust’s operations and profitability and significantly limit the Trust’s ability to reinvest income in additional contracts, create additional Creation Units, or add to existing positions in the desired amount.

In addition, the Sponsor may be required to liquidate certain open positions in order to ensure compliance with the speculative position limits at unfavorable prices, which may result in substantial losses for the relevant Funds. There also can be no assurance that the Sponsor will liquidate positions held on behalf of all the Sponsor’s accounts, including any proprietary accounts, in a proportionate manner. In the event the Sponsor chooses to liquidate a disproportionate number of positions held on behalf of any of the Funds at unfavorable prices, such Funds may incur substantial losses and the value of the Shares may be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that are subject to risks and uncertainties. Investors can identify these forward-looking statements by the use of expressions such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “project,” “should,” “estimate” or any negative or other variations on such expression. These forward-looking statements are based on information currently available to the Sponsor and are subject to a number of risks, uncertainties and other factors, both known, such as those listed in “Risk Factors” in this Summary, described in “Risk Factors” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

Except as expressly required by federal securities laws, the Trust assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance on any forward-looking statements.

DESCRIPTION OF THE BENCHMARK

The Crude Oil Bull Fund and the Crude Oil Bear Fund are designed to correspond (before fees and expenses) to three times (3x) or three times the inverse (-3x), respectively, of the daily performance of the Bloomberg WTI Crude Oil SubindexSM, a subindex of the Bloomberg Commodity IndexSM. The Bloomberg WTI Crude Oil SubindexSM is intended to reflect the performance of crude oil as measured by the price of futures contracts of West Texas Intermediate sweet, light crude oil traded on the NYMEX, including the impact of rolling, without regard to income earned on cash positions. The performance of the crude oil futures market is normally very different than the performance of the physical crude oil market (e.g., the price of crude oil at port). See “Risk Factors—The Funds are linked to an index of commodity futures contracts, and are not directly linked to the “spot” prices of oil. Commodity futures contracts may perform very differently from the spot price of oil.”

The Subindex is based on the Crude Oil component of the Bloomberg Commodity IndexSM and tracks what is known as a rolling futures position. Unlike equities, which entitle the holder to a continuing stake in a corporation, commodity futures contracts specify a delivery date for the underlying physical commodity or its cash equivalent. The Bloomberg WTI Crude Oil SubindexSM is a “rolling index,” which means that the Index does not take physical possession of any commodities. An investor with a rolling futures position is able to avoid delivering (or taking delivery of) underlying physical commodities while maintaining exposure to those commodities. The roll occurs over a period of five Bloomberg WTI Crude Oil SubindexSM business days in certain months according to a pre-determined schedule, generally beginning on the fifth business day of the month and ending on the ninth business day. Each day, approximately 20% of each rolling futures position that is included in the month’s roll is rolled, increasing from 0% to 20%, 40%, 60%, 80% and finally 100%. The Bloomberg WTI Crude Oil SubindexSM will reflect the performance of its underlying crude oil futures contracts, including the impact of rolling, without regard to income earned on cash positions. For more information about the risks associated with rolling futures positions, see “Risk Factors—Potential negative impact from rolling futures positions.”

Information About the Index Licensor

“BLOOMBERG®”, AND “BLOOMBERG WTI CRUDE OIL SUBINDEXSM” ARE SERVICE MARKS OF BLOOMBERG FINANCE L.P. AND ITS AFFILIATES (COLLECTIVELY, “BLOOMBERG”) AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DIREXION SHARES ETF TRUST II (“LICENSEE”).

Direxion Daily Crude Oil Bull 3X Shares and the Direxion Daily Crude Oil Bull 3X Shares (collectively, the “Products”) are not sponsored, endorsed, sold or promoted by Bloomberg, UBS AG, UBS Securities LLC (“UBS Securities”) or any of their subsidiaries or affiliates. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Products or any member of the public regarding the advisability of investing in securities or commodities generally or in the Products particularly. The only relationship of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates to the Licensee is the licensing of certain trademarks, trade names and service marks and of the Bloomberg WTI Crude Oil SubindexSM which is determined, composed and calculated by Bloomberg in conjunction with UBS Securities without regard to the Licensee or the Products. Bloomberg and UBS Securities have no obligation to take the needs of the Licensee or the owners of the Products into consideration in determining, composing or calculating the Bloomberg WTI Crude Oil SubindexSM. None of Bloomberg, UBS AG, UBS Securities or any of their respective subsidiaries or affiliates is responsible for or has participated in the determination of the timing of, prices at, or quantities of the Products to be issued or in the determination or calculation of the equation by which the Products are to be converted into cash. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates shall have any obligation or liability, including, without limitation, to Products’ customers, in connection with the administration, marketing or trading of the Products. Notwithstanding the foregoing, UBS AG, UBS Securities and their respective subsidiaries and affiliates may independently issue and/or sponsor financial products unrelated to the Products currently being issued by Licensee, but which may be similar to and competitive with the Products. In addition, UBS AG, UBS Securities and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg WTI Crude Oil SubindexSM), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg WTI Crude Oil SubindexSM and Products.

The Prospectus relates only to the Products and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg WTI Crude Oil SubindexSM components. Purchasers of the Products should not conclude that the inclusion of a futures contract in the Bloomberg WTI Crude Oil SubindexSM is any form of investment recommendation of the futures contract or the underlying exchange-traded physical commodity by Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates. The information in the Prospectus regarding the Bloomberg WTI Crude Oil SubindexSM components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg WTI Crude Oil SubindexSM components in connection with the Products. None of Bloomberg, UBS AG, UBS Securities or any of their subsidiaries or affiliates makes any representation that these publicly available documents or any other publicly available information regarding the Bloomberg WTI Crude Oil SubindexSM components, including without limitation a description of factors that affect the prices of such components, are accurate or complete.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG WTI CRUDE OIL SUBINDEXSM OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG WTI CRUDE OIL SUBINDEXSM OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG WTI CRUDE OIL SUBINDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS, AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE ARISING IN CONNECTION WITH THE PRODUCTS OR THE BLOOMBERG WTI CRUDE OIL SUBINDEXSM OR ANY DATA OR VALUES RELATING THERETO WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG, UBS SECURITIES AND THE LICENSEE, OTHER THAN UBS AG.

INVESTMENT OBJECTIVES AND PRINCIPAL INVESTMENT STRATEGIES

Investment Objectives

Each Fund seeks, on a daily basis, to provide investment results that correspond (before fees and expenses) to three times (3x) the performance of or three times the inverse (-3x) of the performance of a benchmark. The Funds do not seek to achieve their stated objective over a period greater than a single day. Because the Funds seek investment results for a single day only (as measured from the time a Fund calculates its NAV to the time of the Fund’s next NAV calculation) and on a leveraged or inverse leveraged basis, each Fund is different from most exchange-traded funds.

Investment Objective of the Crude Oil Bull Fund:

The Crude Oil Bull Fund seeks results for a single day that match (before fees and expenses) three times (3x) the daily performance of a benchmark. The Fund does not seek to achieve its stated objective over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation. If the Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. The Fund acquires long exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to the Fund’s benchmark, such that the Fund has exposure intended to approximate three times (3x) its corresponding benchmark at the time of its NAV calculation.

Investment Objective of the Crude Oil Bear Fund:

The Crude Oil Bear Fund seeks results for a single day that match (before fees and expenses) three times the inverse (-3x) of the daily performance of its benchmark. The Fund does not seek to achieve its stated objectives over a period greater than a single day. A “single day” is measured from the time the Fund calculates its NAV to the time of the Fund’s next NAV calculation. If the Fund is successful in meeting its objective, its value on a given day (before fees and expenses) should gain approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark declines. Conversely, its value on a given day (before fees and expenses) should lose approximately three times as much on a percentage basis as the level of its corresponding benchmark when the benchmark rises. The Fund acquires inverse exposure through any one of or combinations of Financial Instruments, including Financial Instruments with respect to its benchmark, such that each the Fund has exposure intended to approximate three times the inverse (-3x) of its corresponding benchmark at the time of its NAV calculation.

There can be no assurance that a Fund will achieve its investment objective or avoid substantial losses. The Funds do not seek to achieve their stated investment objective over a period of time greater than a single day because mathematical compounding prevents the Funds from achieving such results. Results for the Funds over periods of time greater than a single day should not be expected to be a simple multiple (3x) or inverse multiple (-3x) of the period return of the corresponding benchmark and will likely differ significantly from such. A Fund will lose money if its benchmark’s performance is flat over time, and it is possible for a Fund to lose money over time regardless of the performance of an underlying benchmark, as a result of daily rebalancing, the benchmark’s volatility and compounding. Daily compounding of a Fund’s investment returns can dramatically and adversely affect its longer-term performance during periods of high volatility. Volatility may be at least as important to a Fund’s return for a period as the return of the Fund’s underlying benchmark.

Principal Investment Strategies

In seeking to achieve each Fund’s daily leveraged investment objective, the Sponsor uses statistical and quantitative analysis to determine the investments each Fund makes and the techniques it employs. Using this approach, the Sponsor determines the type, quantity and mix of investment positions that the Sponsor believes in combination should produce daily returns consistent with a Fund’s investment objective. The Sponsor relies upon a pre-determined model to generate orders that result in repositioning each Fund’s investments in accordance with its daily leveraged investment objective. As a consequence, if a Fund is performing as designed, the return of the target benchmark will dictate the return for that Fund. Each Fund pursues its investment objective regardless of the market conditions and does not take defensive positions.

Each Fund, under normal market conditions, will seek to achieve its daily leveraged investment objective by investing in futures contracts related to its target benchmark index. As such, the Funds will invest in crude oil futures contracts traded on an exchange “Futures Contracts”). In the event position accountability limits are reached with respect to Futures Contracts, the Sponsor may, in its commercially reasonable judgement, cause each Fund to obtain exposure to its benchmark through investment in swap transactions and forward contracts referencing such benchmark or other benchmarks the Sponsor believes should be closely correlated to the performance of each Fund’s benchmark (“Commodity Financial Instruments”). The Funds may also invest in Commodity Financial Instruments if the market for a specific futures contract experiences emergencies (e.g., natural disaster, terrorist attack or an act of God) or disruptions (e.g., a trading halt or a flash crash) that prevent or make it impractical for a Fund from obtaining the appropriate amount of investment exposure using Futures Contracts. The term “under normal market conditions” includes, but is not limited to, the absence of extreme volatility or trading halts in the futures markets or the financial markets generally; operational issues causing dissemination of inaccurate market information; or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance.

When a Fund holds futures contracts nearing expiration, the Fund will generally replace such positions with futures contracts that have a later expiration as required by the Bloomberg WTI Crude Oil SubindexSM. Thus, for example, a contract purchased and held in August of a certain year may specify a September expiration in that same year. For a Leveraged Bull Fund, as that contract nears expiration, it may be replaced by selling the September contract and purchasing the contract expiring in December of that year. This process is referred to as “rolling” and may incur additional brokerage and other fees for the Funds. Additionally, “rolling” futures contracts may subject the Funds to additional risks.

In seeking its investment objective, each Fund will invest in Futures Contracts, as applicable, including (but not limited to) the Fund’s related benchmark, as well as Commodity Financial Instruments in certain circumstances. This means that, for example, circumstances may arise where a Fund would hold a mix of investments including Crude Oil Benchmark Futures Contracts, other Crude Oil Futures Contracts and crude oil-related Financial Instruments. Assets of each Fund not invested in Futures Contracts, or other Commodity Financial Instruments, will be held in cash or invested in cash equivalents and/or U.S. Treasury Securities or other high credit quality short- term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities) that serve as collateral for Futures Contracts and Commodity Financial Instruments, as applicable.

At the close of the U.S. equity markets each trading day, each Fund will position its portfolio to ensure that the Fund’s exposure to its target benchmark is consistent with the Fund’s stated investment objective. The impact of market movements during the day will determine whether a portfolio needs to be repositioned. If the target benchmark has risen on a given day, the Bull Fund’s net assets should rise, meaning their exposure may need to be increased. Conversely, if the target benchmark has fallen on a given day, the Bull Fund’s net assets should fall, meaning their exposure may need to be reduced.

Futures Contracts

A futures contract is a standardized contract traded on, and subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including bonds, interest rates, agricultural products, stock indices, currencies, energy, metals and other assets or indices. The size and length of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller of a physically settled futures contract may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts and certain commodity futures contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

Futures Contracts involve, to varying degrees, elements of market risk and exposure to loss in excess of the amounts of variation margin, which are the amounts of cash that the Funds agree to pay to or receive from FCMs equal to the daily fluctuation in the value of a Futures Contract. Additional risks associated with the use of Futures Contracts are imperfect correlation between movements in the price of the Futures Contracts and the level of the underlying benchmark and the possibility of an illiquid market for a Futures Contract. With Futures Contracts, there is minimal but some counterparty risk to the Funds since Futures Contracts are exchange traded and the exchange’s clearinghouse, as counterparty to all exchange-traded Futures Contracts, effectively guarantees Futures Contracts against default. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in Futures Contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified times during the trading day. Futures Contracts prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting a Fund to substantial losses. If trading is not possible or if a Fund determines not to close a futures position in anticipation of adverse price movements, the Fund may be required to make daily cash payments of variation margin.

Swap Agreements

Swap agreements are bilateral derivative contracts that are entered into primarily by institutional investors for a specified period ranging from a day to more than a year. Typically, swap agreements do not involve the delivery of securities or other underlying assets. In a standard swap, the parties agree to exchange the returns on an “underlier,” which could be an asset, an investment, loans or a basket of equity investments, an instrument or an index in exchange for a fixed or floating rate of return based on an interest rate (commonly referred to as the interest rate leg of the swap) in respect of a predetermined (notional) amount.

The Dodd-Frank Act imposes extensive regulatory requirements on certain swap agreements that may ultimately impact the ability of a Fund to meet its investment objective.

It is expected that swap agreements will be contracted for directly with counterparties. Unlike most of the exchange-traded futures contracts or exchange-traded options on the futures contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, a Fund will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

Additionally, the Sponsor, being affiliated with a complex of exchange-traded funds registered under the 1940 Act that extensively utilize swap agreements, has long-standing relationships with large financial institutions for the purpose of entering into swap agreements. The Sponsor relies on this history of dealing when choosing counterparties for Financial Instruments held by the Funds. In addition, the Sponsor assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty pursuant to established guidelines. Furthermore, the Sponsor on behalf of the corresponding Fund only enters into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of an underlying commodity or currency, whether or not regulated by the CFTC. Any entity acting as a counterparty must be regulated in either the United States or the United Kingdom unless otherwise approved by the Sponsor. Existing counterparties are also reviewed periodically by the Sponsor. A Fund will also require that the counterparty be highly rated and/or provide collateral or other credit support.

Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement with the parties receiving or paying, as the case may be, only the net amount of the two payments. In a typical swap agreement entered into by a Bull Fund, absent fees, transaction costs and interest, the Bull Fund would be entitled to settlement payments in the event the target benchmark increases and would be required to make payments to the swap counterparty in the event the target benchmark decreases. In a typical swap agreement entered into by an Bear Fund, absent fees, transaction costs and interest, the Bear Fund would be required to make payments to the swap counterparty in the event the target benchmark increases and would be entitled to settlement payments in the event the target benchmark decreases.

Money Market Instruments

Money market instruments are short-term debt instruments that have a remaining maturity of 397 days or less and exhibit high quality credit profiles. Money market instruments may include U.S. government securities, securities issued by governments of other developed countries and repurchase agreements.

U.S. Derivatives Exchanges

Derivatives exchanges, including swap execution facilities that are required under the Dodd-Frank Act, provide centralized market facilities for trading derivatives in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board Options Exchange, Incorporated (“CBOE”) (which includes the CFE), the Chicago Mercantile Exchange (“CME”) (which includes, among others, the CBOT and the NYMEX) and the Intercontinental Exchange (“ICE”)).

Each derivatives exchange in the United States has an associated “clearing house” (i.e., a derivatives clearning organization (“DCO”)). Clearing houses provide services designed to transfer credit risk and ensure the integrity of trades. Once trades between members of an exchange have been confirmed and/or cleared, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute. This fund acts as an emergency buffer which is intended to enable the clearing house to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, members effecting derivatives transactions on an organized exchange or clearing an OTC derivatives transaction through a clearing house do not bear the risk of the insolvency of the party on the opposite side of the trade; their credit risk is limited to the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

If a Fund decides to execute derivatives transactions through such derivatives exchanges—and especially if it decides to become a direct member of one or more exchanges or swap execution facilities—a Fund would be subject to the rules of the exchange or swap executive facility, which would bring additional risks and liabilities, and potential additional regulatory requirements.

Regulation

Derivatives exchanges in the United States are subject to regulation under the CEA, by the CFTC, the governmental agency having responsibility for regulation of derivatives exchanges and trading on those exchanges as well as the NFA, an industry self-regulatory organization (“SRO”) as well as commodity exchanges (designated contract markets (“DCMs”) and swap execution facilities (“SEFs”) that also qualify as SROs. Following the adoption of the Dodd-Frank Act, the CFTC also has authority to regulate OTC derivatives markets, including certain OTC foreign exchange markets. The CFTC has exclusive authority to designate exchanges for the trading of specific futures contracts and options on futures contracts and to prescribe rules and regulations of the marketing of each. The CFTC also regulates the activities of “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator, such as the Sponsor, to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend, modify or terminate the registration of any registrant for failure to comply with CFTC rules or regulations. Suspension, restriction or termination of the Sponsor’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Funds. If the Sponsor were unable to provide services and/or advice to the Funds, the Funds would be unable to pursue their investment objectives unless and until the Sponsor’s ability to provide services and advice to the Funds was reinstated or a replacement for the Sponsor as commodity pool operator could be found. Such an event could result in termination of the Funds.

The CEA requires all FCMs to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. See “Risk Factors—Failure of the FCMs to segregate assets may increase losses in the Funds.”

The CEA also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Under certain circumstances, the CEA grants shareholders the right to institute a reparations proceeding before the CFTC against the Sponsor (as a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA. Shareholders may also be able to maintain a private right of action for certain violations of the CEA.

Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodities professionals other than exchanges. As such, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals that do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity pool operators, FCMs, swap dealers, commodity trading advisors, introducing brokers and their respective associated persons and floor brokers. The Sponsor is a member of the NFA (the Funds themselves are not required to become members of the NFA). As an NFA member, the Sponsor is subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. The CFTC is prohibited by statute from regulating trading on foreign commodity exchanges and markets.

The CEA and CFTC regulations prohibit market abuse and generally require that all futures exchange-based trading be conducted in compliance with rules designed to ensure the integrity of market prices and without any intent to manipulate prices. CFTC regulations and futures exchange rules also impose limits on the size of the positions that a person may hold or control as well as standards for aggregating certain positions. The rules of the CFTC and the futures exchanges also authorize special emergency actions to halt, suspend or limit trading overall or to restrict, halt, suspend or limit the trading of an individual trader or to otherwise impose special reporting or margin requirements.

Daily Limits

Most U.S. futures exchanges limit the amount of fluctuation in some futures contract or options on futures contract prices during a single day by regulations. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” Once the daily limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit. Once the daily price fluctuation limit is reached, the limit is reset after a five minute trading halt.

Margin

“Initial” or “original” margin is the minimum amount of funds that a futures trader must deposit with his commodity broker in order to initiate futures contract trading. Maintenance margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin so as to maintain open positions. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures contracts he purchases or sells. The minimum amount of margin required in connection with a particular futures contract is set by the exchange on which such contract is traded and is subject to change at any time during the term of the contract. Futures contracts are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments.

Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and may require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. At the close of each trading day, each open futures contract is marked to market, that is, the gain or loss on the position is calculated from the prior day’s close. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. Beginning from 2016, CFTC requires that certain counterparties post margin and collect also on OTC uncleared swaps as well.

CERTAIN PERFORMANCE DATA

The Funds are newly-formed and thus have no operating history.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Funds are newly formed and have no operating history.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Sponsor’s application of these policies involves judgments and actual results may differ from the estimates used. Each Fund expects to have significant exposure to Financial Instruments. Assets of each Fund not invested in Financial Instruments will be invested in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities, whether denominated in U.S. or the applicable foreign currency with respect to a Currency Fund) or other interest-bearing securities approved by the CFTC for investment of customer funds, each of which will be held at fair value.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust has elected to take advantage of the benefits of this extended transition period. The Trust and the Funds’ financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

Results of Operations

As of the date of this Prospectus, the Funds had not yet commenced investment activities nor issued Shares. No Fund purchased or owned financial instruments during this period. There were no receipts or disbursements of cash to or from a Fund during this period. No Fund received any revenue, capital gains (losses), or incurred any expenses, excluding organization and offering costs, during this time period.

Liquidity and Capital Resources

As of the date of this Prospectus, the Funds have not begun trading activities. A significant portion of the NAV of each Fund is likely to be held in cash and/or U.S. Treasury Securities or other high credit quality short-term fixed-income or similar securities as described above. A portion of these investments may be posted as collateral in connection with swap agreements and/or used as margin for each Fund’s trading in futures. Margin requirements in respect of swap agreements are the subject of finalized rules issued by the CFTC and the U.S. bank regulators. It is possible that increased margin will apply to swap agreements upon adoption of the new requirements by these regulators. The percentage that U.S. Treasury bills and other short-term fixed-income securities will bear to the total net assets of each Fund will vary from period to period as the market values of the underlying swaps, futures contracts and forward contracts change.

Each Fund’s underlying futures and swaps, as the case may be, will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, swaps are not presently traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Additionally, at the present time, most swaps are not centrally cleared and vary in terms of standardization, which may further contribute to their lack of liquidity. In the case of futures contracts, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Futures contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent a Fund from promptly liquidating its futures positions.

Entry into non-cleared swap agreements will further impact liquidity because these contractual agreements are executed on a principal-to-principal basis between private parties and therefore, the time required to offset or “unwind” these positions may be greater than that for cleared and/or exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because each Fund will enter trade futures and may enter into swap agreements, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Credit risk is greater for non-cleared swaps than for futures or cleared swaps.

Market Risk

Trading in futures contracts will involve each Fund entering into contractual commitments to purchase or sell a commodity underlying a Fund’s target benchmark at a specified date and price, should it hold such futures contract into the deliverable period. Should a Fund enter into a contractual commitment to sell a physical commodity, it would be required to make delivery of that commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which the value of a commodity can rise is unlimited, entering into commitments to sell commodities would expose a Fund to theoretically unlimited risk.

Each Fund’s exposure to market risk will be influenced by a number of factors including the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of each Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When a Fund enters into futures contracts or swap agreements, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations.

The counterparty for futures contracts traded on exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members, it may be backed by a consortium of banks or other financial institutions.

It is expected that swap agreements will be contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to a Fund.

Swap agreements do not generally involve the delivery of securities or other underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.

The Sponsor will attempt to minimize certain of these market and credit risks by normally:

•	executing and clearing trades with creditworthy counterparties, as determined by the Sponsor;

•	limiting the outstanding amounts due from counterparties of the Funds;

•	not posting margin directly with a counterparty;

•	limiting the amount of margin or premium posted at the FCM; and

•	ensuring that deliverable contracts are not held to such a date when delivery of an underlying asset could be called for.

The FCM for each Fund, in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading, and the FCM will not be allowed to commingle such assets with other assets of the FCM.

On November 14, 2012, the CFTC proposed new regulations that would require enhanced customer protections, risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs for FCMs. The proposed rules are intended to afford greater assurances to market participants that: customer segregated funds and secured amounts are protected; customers are provided with appropriate notice of the risks of futures trading and of the FCMs with which they may choose to do business; FCMs are monitoring and managing risks in a robust manner; the capital and liquidity of FCMs are strengthened to safeguard their continued operations; and the auditing and examination programs of the CFTC and the self-regulatory organizations (“SROs”) are monitoring the activities of FCMs in a thorough manner. The final regulations were adopted on November 14, 2013.

OFF-BALANCE SHEET ARRANGEMENTS AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Funds have not utilized, nor do they expect to utilize in the future, special purpose entities to facilitate off balance sheet financing arrangements and have no loan guarantee arrangements or off balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Funds. While each Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on a Fund’s financial position.

Each Fund’s contractual obligations are with the Sponsor, certain service providers and with any counterparty to a Financial Instrument. Management fee payments made to the Sponsor are calculated as a fixed percentage of each Fund’s NAV. As such, the Sponsor cannot anticipate the amount of payments that will be required under these arrangements for future periods as NAVs are not known until a future date. The agreement with the Sponsor may be terminated by either party upon 30 days written notice to the other party.

CHARGES

Breakeven Table

The breakeven analysis below indicates the approximate dollar and percentage required for the redemption value of a hypothetical investment in a single Unit of the Fund to equal the amount invested twelve months after the investment was made. For the purposes of this breakeven analysis, we assumed an initial selling price per unit to be $25.00, which will be the selling price of the Units sold in the initial Creation Basket. This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

	Dollar Amount and Percentage of Expenses Per Fund
Expenses(1)	Direxion Daily Crude Oil Bull 3X Shares		Direxion Daily Crude Oil Bear 3X Shares
	$	%	$	%
Assumed Selling Price Per Share	25.00		25.00
Management Fee(2)	0.24	0.95%	0.24	0.95%
Organizational and Offering Expenses(3)	0.00	0.00%	0.00	0.00%
Brokerage Commissions and Fees	0.07	0.28%	0.07	0.28%
Variable create/redeem fees(5)	(0.01)	(0.03)%	(0.01)	(0.03)%
Other Expenses	0.00	0.00%	0.00	0.00%

Total Fees and Expenses	0.30	1.20%	0.30	1.20%
Interest Income(4)	(0.08)	(0.30)%	(0.08)	(0.30)%

12-Month Breakeven(6)	0.22	0.90%	0.22	0.90%

(1)	The breakeven analysis set forth in this table assumes that the Shares have a constant month end NAV and is based on $25.00 as the NAV per Share of each of the Funds. The actual NAV of each Fund differs and is likely to change on a daily basis. The numbers provided in this chart have been rounded to the nearest 0.01. The breakeven analysis reflects all fees and expenses, including estimated rebalancing expenses that are anticipated to be incurred by each Fund during the first year of an investor’s investment.
(2)

From the Management Fee, the Sponsor, though not contractually required, is responsible for paying the fees and expenses of the Administrator, Custodian, Distributor, Foreside Fund Services, LLC. (“Foreside”), Transfer Agent and all routine operational, administrative and other ordinary expenses of each Fund, including fees payable to index providers. Please note that these fees and expenses are not included in the above Breakeven Table. The Sponsor will not charge its fee in the first year of operations in an amount equal to the offering costs.
(3)	Expenses incurred in connection with the initial offering of the Funds’ shares will be paid by each Fund, and the Sponsor will not charge its fee in the first year of operations of the Funds in an amount equal to the offering costs. The Sponsor will reimburse the Funds to the extent that its initial offering costs exceed 0.95% of the Funds’ average daily net assets for the first year of operations. Expenses incurred in connection with the continuous offering of Shares of the Funds after the commencement of its trading operations will be paid by the Sponsor.
(4)	A Fund earns interest on amounts that it deposits with its FCM and the Custodian and it estimates that the interest income will be 0.03% based on the current interest rate on the three-month Treasury Bills. The actual rate may vary. Approximately 95% of the net assets of a Fund will earn interest.
(5)	Authorized Participants are generally required to pay fixed and variable create and redeem fees of $250 and up to 0.50% of the value of each order they place with the Funds. These fixed and variable transaction fees offset transaction costs incurred by the Funds. Please see “Creation and Redemption of Shares—Creation and Redemption Transaction Fee.”
(6)	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. The breakeven amount reflected in the Breakeven Table reflects the breakeven amount for investors in the secondary market. The breakeven amount for each Authorized Participant is equal to the sum of the breakeven amount for each applicable Fund plus the amount of transaction fees paid by each Authorized Participant for each applicable Fund.

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor in Shares of each Fund during the first twelve months of investment is the following percentage per annum of Fund’s average daily NAV, plus the amount of any commissions charged by the investor’s broker:

Name of Fund	Percentage
Direxion Daily Crude Oil Bull 3X Shares	[	]%
Direxion Daily Crude Oil Bear 3X Shares	[	]%

Each Fund will break even only if its daily return from trading, plus its daily interest income from high credit quality short-term fixed income securities, equals its fees and expenses per annum.

Management Fee

Each Fund pays the Sponsor a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.95% per annum of its average daily NAV. No other management fee is paid by the Fund. The Management Fee is paid in consideration of the Sponsor’s trading advisory services and the other services provided to the Funds that the Sponsor pays directly.

Organizational and Offering Expenses

Expenses incurred in connection with organizing each Fund and the initial offering of each Fund’s Shares, including all Shares related to this Prospectus were paid by the Sponsor or its affiliates. The Sponsor or its affiliates will not be reimbursed in connection with the payment of the organizational and offering expenses.

Brokerage Commissions and Fees

Each Fund pays all brokerage commissions, including applicable exchange fees, NFA fees and give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with trading activities for each Fund’s investments in CFTC regulated investments. The Sponsor will not receive any portion of the brokerage commissions incurred by a Fund.

Routine Operational, Administrative and Other Ordinary Expenses

Each Fund pays all of its routine operational, administrative and other ordinary expenses, including, but not limited to (i) the routine expenses associated with the preparation and, if required, the printing and mailing of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, Trust meetings and preparing, printing and mailing proxy statements to Shareholders; (ii) the payment of any distributions related to redemption of Shares; (iii) payment for routine services of the Trustee, legal counsel and independent accountants; (iv) payment for routine accounting, bookkeeping, administration, custody, transfer agency services and compliance services, whether performed by an outside service provider or by Affiliates of the Sponsor; (v) licensing fees; (vi) postage and insurance; (vii) costs and expenses associated with investor relations including K-1 services; (viii) costs of preparation of all federal, state, local and foreign tax returns and any taxes payable on the income, assets or operations of the Fund; and (ix) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto). The Sponsor may, in its discretion, pay or reimburse the Fund for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by the Fund.

Selling Commission

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges. Also, the excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation.

Creation and Redemption Fees

Authorized Participants may pay a $250 fee for each Creation Unit that is purchased or redeemed. In addition to the $250 fee, an Authorized Participant may pay a variable fee up to 0.50% of the value of the Creation Unit that was purchased or redeemed. An Authorized Participant must purchase or redeem shares of each Fund in units of 50,000. The per share price of the Shares offered in the Creation Units is the total net assets of each Fund as calculated as of the close of the NYSE Arca on that day, divided by the number of issued and outstanding Shares.

Other Transaction Costs

The Fund bears other transaction costs including the effects of trading spreads and financing costs associated with the use of Financial Instruments, and costs relating to the purchase of U.S. Treasury Securities or similar high credit quality short-term fixed-income or similar securities (such as shares of money market funds, bank deposits, bank money market accounts, certain variable rate-demand notes and repurchase agreements collateralized by government securities). Such other transaction related fees and expenses include costs embedded in the purchase or sale price of the instrument being purchased or sold and may not be readily estimated. Each Fund intends its Shares to be offered in highly liquid markets and therefore expect costs relating to trading spreads will be low.

FUTURES COMMISSION MERCHANT

ADM Investor Services, Inc. (“ADM”), in its capacity as a registered Futures Commission Merchant, will serve as each Fund’s clearing broker and as such will arrange for the execution and clearing of each Fund’s futures and options on futures transactions. ADM acts as clearing broker for many other funds and individuals.

ADM is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604.

The investor should be advised that ADM is not affiliated with and does not act as a supervisor of the Fund or the Fund’s commodity trading advisors, investment managers, trustees, general partners, administrators, transfer agents, registrars or organizers. Additionally, ADM is not acting as an underwriter or sponsor of the offering of any shares or interests in the Fund and has not passed upon the merits of participating in this offering.

ADM has not passed upon the adequacy of this Memorandum or on the accuracy of the information contained herein. Additionally, ADM does not provide any commodity trading advice regarding the Fund’s trading activities. Investors should not rely upon ADM in deciding whether to invest in the Fund or retain their interests in the Fund. Investors should also note that the Fund may select additional clearing brokers or replace ADM as the Fund’s clearing broker.

Litigation and Regulatory Disclosure Relating to FCMs

ADM Investors Services, Inc. (ADM)

ADM is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604. In the normal course of its business, ADM is involved in various legal actions incidental to its commodities business. None of these actions are expected either individually or in aggregate to have a material adverse impact on ADM.

Neither ADM nor any of its principals have been the subject of any material administrative, civil or criminal actions within the past five years, except the CFTC Order entered on September 30, 2013. In the September 30, 2013 order, the CFTC found that prior to July, 2011, ADM combined the funds of certain ADM affiliates with the funds of customers in violation of Section 4d(a)(2) of the Commodity Exchange Act and Commission Regulation 1.20(c). The order imposed a civil monetary penalty of $425,000.

Margin Levels Expected to be Held at the FCM

In the future, the Funds will disclose certain information relating to margin levels held at the FCM based on how each Fund will be managed. While the portfolio composition may vary over time, it is not expected that any Fund will ever have futures exposure greater than 300% of Fund assets. Thus the maximum margin held at an FCM would not exceed three times the margin requirement. The margin levels expected would be based upon current exchange requirements for non-hedger accounts. It is possible that a Fund’s FCM will require margins greater than the levels set by the relevant exchange and it is also possible that a Fund may qualify for the lower margin levels available to hedge accounts.

As of the date of this Prospectus, no fund held futures contracts. The Funds expect to hold futures contracts in the future.

The Funds receive the income on any securities or other property of the Fund transferred to the FCM to fulfill requirements for margin to be held by the FCM in respect of commodity interests, and receive a negotiated portion of any income derived by the FCM in respect of any cash transferred to the FCM and held for this purpose.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by United States Shareholders (as defined below) and non-United States Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities or commodities;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	partnerships and persons in their capacity as partners;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of Shares means a beneficial owner of Shares that is for United States federal income tax purposes:

•	an individual that is a nonresident alien;

•	a foreign corporation;

•	a foreign estate; or

•	a foreign trust.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. The Trust urges any investor that is a partner of a partnership holding Shares, to consult such investor’s own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for United States federal income tax purposes. As a result, the Trust cannot assure investors that the IRS or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the Shares. If an investor is considering the purchase of Shares, the Trust urges investors to consult their own tax adviser concerning the particular United States federal income tax consequences to investors of the purchase, ownership and disposition of Shares, as well as any consequences to investors arising under the laws of any other taxing jurisdiction.

Status of the Funds

Generally, a partnership is not a taxable entity for United States federal income tax purposes and incurs no United States federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships are generally taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code, or the qualifying income exception. Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership a principal activity of which is the buying and selling of commodities or certain positions with respect to commodities, income and gains derived from swap agreements or regulated futures or forward contracts with respect to commodities. Each Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by each Fund, in the opinion of Reed Smith, LLP, each Fund will be classified as a partnership and not as a publicly traded partnership taxable as a corporation for United States federal income tax purposes. The factual representations upon which Reed Smith, LLP has relied are: (a) the Fund has not elected and will not elect to be treated as a corporation for United States federal income tax purposes; and (b) for each taxable year, 90% or more of the Fund’s gross income will be qualifying income.

There can be no assurance that the IRS will not assert that a Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of a Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether a Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, each Fund’s Sponsor will use its best efforts to cause the operation of the Fund in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If a Fund fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure), the Fund will be treated as if it had transferred all of its assets, subject to its liabilities, to a newly formed corporation, on the first day of the year in which it failed to satisfy the exception, in return for stock in that corporation, and then distributed that stock to the shareholders in liquidation of their interests in the Fund. This contribution and liquidation generally should be tax free to shareholders of the relevant Fund so long as the Fund, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the Fund would be treated as a corporation for United States federal income tax purposes. If a Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the shareholders, and its net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its Shares, or taxable capital gain, after the shareholder’s tax basis in its Shares is reduced to zero. Taxation of a Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares of the Fund.

The discussion below is based on Reed Smith LLP’s opinion that each Fund is and will continue to be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each shareholder in the Fund is required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders in the Fund may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to, or if the shareholder is not able to deduct, in whole or in part, such shareholder’s allocable share of the Fund’s expenses or capital losses. Each Fund’s taxable year ends on December 31 unless otherwise required by law. Each Fund uses the accrual method of accounting.

Shareholders must take into account their share of ordinary income realized by the respective Fund’s investments, including from accruals of interest on the U.S. Treasury Bills or other cash and cash equivalents held in the Fund’s portfolio. Each Fund may hold U.S. Treasury Bills or other debt instruments with “acquisition discount” or “original issue discount”, in which case shareholders in the Fund are required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. Each Fund may also acquire U.S. Treasury Bills with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount, and shareholders in the Fund would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The character and timing of income that the Fund earns from the positions in its investment strategy depends on the particular U.S. federal income tax treatment of each such position. The U.S. federal income tax treatment of certain positions is not always clear, and the IRS and Congress sometimes take steps which change the manner in which certain positions are taxed. For example, except as discussed below with respect to 1256 contracts, positions in currencies typically produce ordinary income and gains for U.S. federal income tax purposes. The IRS has issued guidance indicating that a position that certain taxpayers were accounting for as prepaid forward contracts for U.S. federal income tax purposes should, instead, be accounted for under the U.S. federal income tax rules for non-dollar denominated debt instruments. The IRS has also released in 2008 a Notice seeking comments from practitioners about the application of U.S. federal income tax rules to certain derivative positions, including derivative positions in commodities. The Notice asked for comments about, among other questions, when investors in these positions should have income, the character of income and gain or loss from these positions and whether the U.S. federal “constructive ownership” rules should apply to these positions. Comments from a number of practitioners were provided in response to the request from the IRS. It is not possible to predict what changes, if any, will be adopted or when any such changes would take effect. However, any such changes could affect the amount, timing and character of income, gain and loss in respect of a Fund’s investments, possibly with retroactive effect. As each Fund passes-through its items of income, gain and loss to shareholders, any change in the manner in which a Fund accounts for these items could have an adverse impact on the shareholders of that Fund.

The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, options and currency contracts. Section 1256 Contracts held by the each Fund at the end of a taxable year of the Funds will be treated for United States federal income tax purposes as if they were sold by the Funds at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of a Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by a Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Shareholders of a Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Allocation of the Funds’ Profits and Losses

For United States federal income tax purposes, a shareholder’s distributive share of a Fund’s income, gain, loss, deduction and other items is determined by the Funds’ Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussions below under “Monthly Allocation and Revaluation Conventions” and “Section 754 Election,” the allocations pursuant to the Funds’ Trust Agreement should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the partnership.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced, or the character of the income or loss could be modified.

As described in more detail below, the U.S. tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. Each Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible, therefore, that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact an investor.

Monthly Allocation and Revaluation Conventions

In general, each Fund’s taxable income and losses are determined monthly and are apportioned among the shareholders of the Fund in proportion to the number of Shares treated as owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below, except for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs, in which case the allocation shall take place as described above.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to a Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. Recently issued Treasury Regulations Section 1.706-4(c)(ii)(3) allow publicly traded partnerships, such as the Funds, to use a monthly convention which the Sponsor believes is consistent with the monthly convention adopted by the Funds. However, the IRS may determine that the monthly convention adopted by the Funds is not governed by the regulation.

In addition, for any month in which a creation or redemption of Shares takes place, a Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets. This results in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing holders of Shares to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed, or the reverse section 704(c) allocations. The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the investors that economically have earned such gain or loss.

As with the other allocations described above, each Fund generally will use a monthly convention for purposes of the reverse section 704(c) allocations. More specifically, each Fund generally credits or debits, respectively, the “book” capital accounts of the holders of existing Shares with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the creation/redemption price of the Fund’s Shares during the month in which the creation or redemption transaction takes place, rather than the fair market value of its assets at the time of such creation or redemption, or the “revaluation convention.” As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) a purchaser of newly issued Shares will not be allocated its entire share in the loss in the Fund’s assets accruing after the time of such acquisition. Furthermore, the applicable Treasury regulations generally require that the “book” capital accounts will be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention. The Sponsor, in an attempt to eliminate book-tax disparities, allocates items of income, gain, or loss for U.S. federal income tax purposes among the Members under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

The Code and applicable Treasury regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and regulations do not contemplate revaluation conventions. However, the legislative history to the Code provisions contemplates a monthly convention and the IRS has issued a proposed regulation that would, if finalized, approve a semi-monthly convention.

If the IRS does not accept a Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Funds must be reallocated among the shareholders. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The Sponsor is authorized to revise the Funds’ allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Funds.

Section 754 Election

Each Fund has made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of such election by a Fund generally has the effect of requiring a purchaser of Shares in the Fund to adjust, utilizing the lowest closing price during the month, its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the basis of the Fund’s assets associated with all of the other shareholders. Depending on the relationship between a holder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, in making the election under Code Section 754, the Fund applies certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments permitted by Section 754, each Fund is required to obtain information regarding each holder’s secondary market transactions in Shares, as well as creations and redemptions of Shares. Each Fund seeks such information from the record holders of Shares, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of such information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that any Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that any Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its share of the Fund Interests and its share of inside basis.

Constructive Termination

A Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Shares in the Fund within a 12-month period. A constructive termination results in the closing of a Fund’s taxable year for all holders of Shares in the Fund. In the case of a holder of Shares reporting on a taxable year other than the taxable year used by a Fund (which ends December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if a Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by a Fund will be taxable to a shareholder only to the extent such distributions exceed the shareholder’s tax basis in the partnership interests it is treated as owning. (See “Tax Basis in Shares” below.) Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares. See “Disposition of Shares” below.

Creation and Redemption of Creation Units

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Creation Unit of Shares. If the Fund disposes of assets in connection with the redemption of a Creation Unit of Shares, however, the disposition may give rise to gain or loss that will be allocated in part to investors. An Authorized Participant’s creation or redemption of a Creation Unit of Shares may also affect an investor’s share of a Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to an investor on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares of a Fund, in a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares. The amount realized will include the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss.

Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates when the Shares are held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in the partnership interests it is treated as holding will equal the sum of (a) the amount of cash paid by such U.S. Shareholder for its Shares and (b) such U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in the Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by a Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such U.S. Shareholder. The Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. Each Fund will report such expenses on a pro rata basis to the shareholders, and each

U.S. Shareholder will determine separately to what extent they are deductible on such U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of such expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to such U.S. Shareholder for the year. It is anticipated that management fees that each Fund will pay will constitute miscellaneous itemized deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Funds have not yet determined whether they will make such an election. A non-corporate U.S. Shareholder’s allocable share of such organizational expenses would constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so-called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under temporary Treasury regulations, income or loss from a Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss from a Fund’s investments will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Transferor/Transferee Allocations

In general, a Fund’s taxable income and losses are determined monthly and are apportioned among the Fund’s shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month; provided, however, such items for the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs shall be allocated to the shareholders as of the opening of the NYSE Arca on the first business day of the next succeeding month. With respect to any Share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Share (other than an underwriter or other person holding in a similar capacity and except with respect to the period beginning on the closing date and ending on the last day of the month in which the option closing date or the expiration of the over-allotment option occurs) for United States federal income tax purposes will be treated as holding such Share for this purpose as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its Shares may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for United States federal income tax purposes when the transfer is completed without regard to a Fund’s convention for allocating income and deductions. In that event, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a shareholder’s Shares), or if the IRS otherwise does not accept a Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the shareholders. If such a contention were sustained, the shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain shareholders. Each Fund’s Sponsor is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among shareholders whose interests otherwise vary during a taxable period).

Tax Reporting by each Fund

Information returns will be filed with the IRS as required with respect to income, gain, loss, deduction and other items derived from Shares of each Fund. Each Fund will file a partnership return with the IRS and a Schedule K-1 to the shareholders.

Treatment of Securities Lending Transactions Involving Shares

A shareholder whose Shares are loaned to a “short seller” to cover a short sale of Shares may be considered as having disposed of those Shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the partnership interests with respect to those Shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the relevant Fund’s income, gain, loss, deduction or other items with respect to those Shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those Shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their Shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their Shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Funds’ Trust Agreement, the Sponsor has been appointed the “tax matters partner” of each Fund for all purposes pursuant to Sections 6221-6231 of the Code. The tax matters partner, which is required by the Trust’s Trust Agreement to notify all U.S. Shareholders of any U.S. federal income tax audit of any Fund, has the authority under the Trust Agreement to conduct any IRS audits of each Fund’s tax returns or other tax-related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Sponsor has the right on behalf of all shareholders to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of a Fund’s information return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund-related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of a Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Recently enacted legislation would substantially change the existing partnership audit rules summarized above, commencing with taxable years beginning after December 31, 2017. Partnerships are permitted to elect to apply those rules before 2018. The new rules are extremely controversial and, accordingly, it is uncertain whether they will ultimately be effective in their current format. The Funds do not intend to adopt these rules prior to 2018.

Foreign Tax Credits

Subject to generally applicable limitations, U.S. Shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by a Fund, withheld on payments made to the Trust or paid by the Trust on behalf of Fund shareholders (if any of such foreign income taxes are so paid, incurred or withheld). U.S. Shareholders must include in their gross income, for United States federal income tax purposes, both their share of the Fund’s items of income and gain and also their share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from interest or other income derived by, the Fund. U.S. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the tax credit or deduction described above is subject to certain limitations. Even if the shareholder is unable to claim a credit, he or she must include all amounts described above in income. U.S. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Tax Shelter Disclosure Rules

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return. (A copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis.) In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by a Fund or the shareholders (1) if a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of Shares, or (2) possibly in other circumstances. Furthermore, a Fund’s material advisers could be required to maintain a list of persons investing in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as the Shares) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. U.S. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

A non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of a Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of Shares in a Fund or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from a Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of Shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Non-U.S. Shareholders that are individuals will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests such as the Shares will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

The treatment of a RIC’s investment in a Fund will depend, in part, on whether the Fund is classified as a qualified PTP for purposes of the RIC rules. RICs are only allowed to invest up to 25% of their assets in qualified PTPs and to treat net income derived from such investments as qualifying income for purposes of certain rules relevant to determining whether an entity qualifies as a RIC. Similarly, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with certain asset diversification tests applicable to determining whether an entity qualified as a RIC. On the other hand, an investment by a RIC in a publicly traded partnership that is not a qualified PTP is not counted against the 25% limit on a RIC’s investments in qualified PTPs and the RIC is treated as owning its proportionate share of the partnership’s assets and earning its proportionate share of the partnership’s income for purposes of the income and asset tests relevant to determining whether an entity qualifies as a RIC.

The Sponsor generally expects that the Funds will be treated as qualified PTPs, but there is no guarantee that the Funds will actually qualify for this status. Prospective RIC investors should consult a tax adviser regarding the treatment of an investment in a Fund under current tax rules and in light of their particular circumstances.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Funds) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities-trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt- financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

To the extent a Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain multiplied by a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve-month period ending with the date of their disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period that such property is held by the Fund during the taxable year. In determining the unrelated debt-financed income of a Fund, an allocable portion of deductions directly connected with the Fund’s debt-financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt-financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to an excise tax equal to the amount of its UBTI for any year; in view of the potential for UBTI, the Shares are not a suitable investment for a charitable remainder trust.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described above, the potential state and local tax consequences of investing in the Shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of a Fund generally will be required to be included in determining the shareholder’s reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. A Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

3.8% Medicare Tax

For taxable years beginning after December 31, 2012, a United States shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) the United States shareholder’s “net investment income” for the relevant taxable year and (2) the excess of the United States shareholder’s modified adjusted gross income for the taxable year over a certain. A shareholder’s net investment income will generally include income from businesses involved in trading of commodities, such as a Fund.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. It is unclear whether a fund would generate any of the types of income subject to this withholding tax regime. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the type of income earned by a fund, the shareholders’ status and the status of the intermediaries through which they hold their units, Non-U.S shareholders could be subject to this 30% withholding tax with respect to distributions on their shares and proceeds from the sale of their shares. Under recently promulgated Treasury Regulations, these rules will be phased in over the next several years.

Backup Withholding

In certain circumstances, shareholders may be subject to backup withholding on certain payments paid to them if they do not establish that they are exempt from the backup withholding rules (such as corporations) or if they do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to an investor may be refunded or credited against an investor’s United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

GENERAL POOL DISCLOSURE

This Prospectus has two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

PERFORMANCE OF RELATED PUBLIC POOLS

While the Funds have not, prior to the date of this Prospectus, commenced trading and do not have any performance history, two funds that were series of the Trust were offered from April 10, 2014 to June 19, 2015. These funds were Direxion Daily Gold Bull 3X Shares and Direxion Daily Gold Bear 3X Shares (“Prior Funds”). Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business, including the operation of the Funds. The Sponsor also had exclusive management and control of the operation of the Prior Funds. Each of the Prior Funds was a “commodity pool” and therefore although the funds were liquidated on June 19, 2015 and December 26, 2014, in conformity with regulatory requirements, the performance of the Prior Funds is shown below. Investors should be aware that there are significant differences between the Funds and the Prior Funds, principally, the Prior Funds had different investment objectives, benchmarks and breakeven information. The Direxion Daily Gold Bull 3X Prior Funds had an investment objective of seeking daily leveraged investment results (before fees and expenses) that correlated to 300% of the daily return of its target benchmark, the most active current gold futures contract traded on the Commodity Exchange, Inc. The Direxion Daily Gold Bull 3X Prior Funds had an investment objective of seeking daily leveraged investment results (before fees and expenses) that correlated to -300% or inverse of the daily return of its target benchmark, the most active current gold futures contract traded on the Commodity Exchange, Inc. Given the significantly different investment objectives of the Funds and the Prior Funds, the performance of the Funds is not expected to have any relationship to that of the Prior Funds. Performance is set forth, in accordance with CFTC regulations, since each fund’s inception of trading.

PERFORMANCE OF DIREXION DAILY GOLD BULL 3X FUND*

(TICKER: BAR)

Name of Pool: Direxion Daily Gold Bull 3X Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2014

Cessation of Operations: June 19, 2015

Aggregate Gross Capital Subscriptions(1) as of June 19, 2015: $4,001,000

Net Asset Value as of June 19, 2015: $2,862,598

Net Asset Value per Share(2) as of June 19, 2015: $27.23

Worst Monthly Drawdown(3): (      )% [month and year]

Worst Peak-to-Valley Drawdown(4): (      )% [month and year]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)*	2015(%)*
January	N/A	26.59%
February	N/A	-16.92%
March	N/A	-7.33%
April	-4.38%	[ ]	%
May	-11.37%	[ ]	%
June	20.71%	[ ]	%
July	-10.07%	N/A
August	0.87%	N/A
September	-17.70%	N/A
October	-9.77%	N/A
November	-3.11%	N/A
December	2.91%	N/A
Year-to-Date Rate of Return*	N/A	N/A

*	The fund commenced investment operations on April 10, 2014. The fund ceased investment operations on June 19, 2015.

PERFORMANCE OF DIREXION DAILY GOLD BEAR 3X FUND*

(TICKER: BARS)

Name of Pool: Direxion Daily Gold Bear 3X Shares

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2014

Cessation of Operations: December 26, 2014

Aggregate Gross Capital Subscriptions(1) as of December 26, 2014: $4,001,000

Net Asset Value as of December 26, 2014: $4,756,560

Net Asset Value per Share(2) as of December 26, 2014: $47.55

Worst Monthly Drawdown(3): (      )% [month and year]

Worst Peak-to-Valley Drawdown(4): (      )% [month and year]

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Monthly Rate of Return	2014(%)*
January	N/A
February	N/A
March	N/A
April	2.05%
May	13.28%
June	-17.24%
July	6.48%
August	-1.35%
September	20.02%
October	[ ] %
November	[ ] %
December	N/A
Year-to-Date Rate of Return*	N/A

*	The fund commenced investment operations on April 10, 2014. The fund ceased investment operations on December 26, 2014.
(1)	“Aggregate Gross Subscriptions” is the aggregate of all amounts ever contributed to the pool, including those of investors who subsequently redeemed their investments.
(2)	“Net Asset Value per Share” is the net asset value, based on the pricing policies of the Fund and determined in accordance with Generally Accepted Accounting Principles, of the pool divided by the total number of Shares outstanding as of October 1, 2014.
(3)	“Worst Monthly Drawdown” is the largest single month loss sustained since the inception of the Fund expressed as a percentage. “Loss” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. Loss is measured on the basis of monthly returns only, and does not reflect intra-month figures.
(4)	“Worst Peak-to-Valley Drawdown” is the largest percentage decline in Net Asset Value per Shares since the inception of the Fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Drawdown represents the greatest percentage of decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Shares being equaled or exceeded as of a subsequent month-end during such period.

USE OF PROCEEDS

All of the proceeds of the offering of the Shares of each Fund are used by each Fund to enter into Financial Instruments in which a Fund invests, in combination with cash or cash equivalents and/or U.S. Treasury securities or other high credit quality, short-term fixed-income or similar securities (such as shares of money market funds and collateralized repurchase agreements) that may in part be used for direct investment or deposited with the FCMs as margin in connection with futures contracts or in segregated accounts at the Funds’ custodian bank as collateral for swap agreements or forward contracts, as applicable. To the extent that the Funds do not invest the proceeds of the offering of the Shares in the manner described above on the day such proceeds are received, such proceeds will be deposited with the Custodian in a non-interest bearing account. Each Fund will invest proceeds from an Authorized Participant’s purchase of a Creation Unit immediately. If the CPO receives any amount prior to a Fund commencing trading the amounts will be deposited into an account held by the Custodian and any income generated from that amount will be income of the Fund. It is anticipated that the initial Authorized Purchaser will purchase the initial Creation Units of a Fund no more than two business days prior to the date trading of the Shares of such Fund commences. This means that the maximum period of time a Fund will hold funds prior to the commencement of trading is two business days. Each Fund will use 100% of its net assets to invest in and trade commodity interests such as futures contracts, that are subject to regulation by the CFTC.

To the extent that a Fund trades in futures contracts, the assets deposited by such Fund with its FCM (or another eligible financial institution, as applicable) as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments—principally U.S. government obligations to margin futures and forward contract positions.

The Sponsor has selected ADM as its initial FCM. ADM, in its capacity as a registered FCM, serves as a clearing broker to the Trust and each Fund and as such arranges for the execution and clearing of each Fund’s futures and options on futures transactions. ADM acts as clearing broker for many other funds and individuals. ADM is registered as a FCM with the CFTC and is a member of the NFA. ADM is a clearing member of the CBOT, CME, NYMEX, and all other major United States commodity exchanges. ADM is not affiliated with and does not act as a supervisor of the Trust or any Fund or the Sponsor, the Trustee, the Administrator, or the Custodian. ADM is not acting as an underwriter or sponsor of the offering of the Shares and has not passed upon the merits of participating in this offering. ADM has not passed upon the adequacy of this Prospectus or on the accuracy of the information contained herein. ADM does not provide any commodity trading advice regarding any Funds’ trading activities. Investors should not rely upon ADM in deciding whether to invest in any Fund or retain their interests in any Fund. Prospective subscribers should also note that the Sponsor may select additional clearing brokers or replace ADM as each Fund’s clearing broker.

The Sponsor, a registered commodity pool operator, is responsible for the cash management activities of each Fund, including investing in cash equivalents that serve as collateral for the Financial Instruments as described above.

WHO MAY SUBSCRIBE

Only Authorized Participants may create or redeem Creation Units. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, and (3) have entered into an agreement with the Trust and the Sponsor (an Authorized Participant Agreement).

CREATION AND REDEMPTION OF SHARES

Each Fund creates and redeems Shares from time to time, but only in one or more Creation Units. A Creation Unit is a block of 50,000 Shares of a Fund. Except when aggregated in Creation Units, the Shares are not redeemable securities.

The manner by which Creation Units are purchased and redeemed is dictated by the terms of the Authorized Participant Agreement and Authorized Participant Handbook. By placing a purchase order, an Authorized Participant agrees to deposit cash with the Custodian of the Funds. If permitted by the Sponsor in its sole discretion with respect to a Fund, an Authorized Participant also agrees to enter into or arrange for an exchange of futures for related position or block trade with the relevant Fund whereby the Authorized Participant would also transfer to such Fund a number and type of exchange-traded futures contracts at or near the closing settlement price for such contracts on the purchase order date. Similarly, the Sponsor in its sole discretion may agree with an Authorized Participant to use an exchange of futures for related position to effect an order to redeem Creation Units.

An exchange of futures for related position is a technique permitted by the rules of the applicable futures exchange that, as utilized by a Fund in the Sponsor’s discretion, would allow such Fund to take a position in a futures contract from an Authorized Participant, or give futures contracts to an Authorized Participant, in the case of a redemption, rather than to enter the futures exchange markets to obtain such a position. An exchange of futures for related position by itself will not change either party’s net risk position materially. Because the futures position that a Fund would otherwise need to take in order to meet its investment objective can be obtained without unnecessarily impacting the financial or futures markets or their pricing, exchanges of futures for related positions can generally be viewed as transactions beneficial to a Fund. A block trade is a technique that permits certain Funds to obtain a futures position without going through the market auction system and can generally be viewed as a transaction beneficial to the Fund.

Authorized Participants pay a fixed transaction fee of $250 in connection with each order to create or redeem a Creation Unit in order to compensate Bank of New York Mellon (“BNYM”) for services in processing the creation and redemption of Creation Units and to offset the costs of increasing or decreasing derivative positions. Authorized Participants also may pay a variable transaction fee of up to 0.50% of the value of the Creation Unit for each Fund that is purchased or redeemed unless the transaction fee is waived or otherwise adjusted by the Sponsor. The Sponsor provides such Authorized Participant with prompt notice in advance of any such waiver or adjustment of transaction fee. Authorized Participants may sell the Shares included in the Creation Units they purchase from the Funds to other investors.

The form of Authorized Participant Agreement and related Authorized Participant Handbook set forth the procedures for the creation and redemption of Creation Units and for the payment of cash required for such creations and redemptions. The Sponsor may delegate its duties and obligations under the form of Authorized Participant Agreement to Foreside or the Administrator without consent from any shareholder or Authorized Participant. The form of Authorized Participant Agreement and the related procedures attached thereto may be amended by the Sponsor without the consent of any shareholder or Authorized Participant. Authorized Participants who purchase Creation Units from a Fund receive no fees, commissions or other form of compensation or inducement of any kind from either the Sponsor or the Fund, and no such person has any obligation or responsibility to the Sponsor or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the Prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “1933 Act”), as described in “Plan of Distribution.” The difference between the price paid by the Authorized Purchaser for a Share and the price paid to such Authorized Purchaser by an investor purchasing such Share may be deemed underwriting compensation.

Each Authorized Participant must be registered as a broker-dealer under the Exchange and regulated by Financial Industry Regulatory Authority (“FINRA”), or exempt from being, or otherwise is not be required to be, so regulated or registered, and must be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant must have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker -dealers, custodians and other securities market participants that wish to create or redeem Creation Units.

Persons interested in purchasing Creation Units should contact the Sponsor or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants are only able to redeem their Shares through an Authorized Participant.

Pursuant to the Authorized Participant Agreement, the Sponsor agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of Creation Units is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and the form of Authorized Participant Agreement are filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any Business Day, an Authorized Participant may place an order with the Distributor to create one or more Creation Units. For purposes of processing both purchase and redemption orders, a “Business Day” means any day other than a day when any of the NYSE, NYSE Arca, CBOE, CFE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed for regular trading.

Purchase orders must be placed by the applicable cut-off time shown on page 67 or earlier if the NYSE closes before the cut-off time. If a purchase order is received prior to the applicable cut-off time, the day on which Foreside receives a valid purchase order is the purchase order date. If the purchase order is received after the applicable cut-off time, the purchase order date will be the next business day. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Creation Units, an Authorized Participant’s DTC account will be charged the nonrefundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Creation Unit is the NAV of 50,000 Shares of the applicable Fund on the purchase order date plus the applicable transaction fee. For each Fund, Authorized Participants have create/redeem cut-off times prior to the NAV calculation time, which may be different from the close of U.S. markets, as shown in the table on page 67.

Delivery of Cash

Cash required for settlement will typically be transferred to the Custodian through: (1) the Continuous Net Settlement (“CNS”) clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment (DVP) basis, which is the procedure in which the buyer’s payment for securities is due at the time of delivery. Security delivery and payment are simultaneous. If the Custodian does not receive the cash by the market close on the first Business Day following the purchase order date (T+1), such order may be charged interest for delayed settlement or cancelled. The Sponsor reserves the right to extend the deadline for the Custodian to receive the cash required for settlement up to the third Business Day following the purchase order date (T+3). In the event a purchase order is cancelled, the Authorized Participant will be responsible for reimbursing the Fund for all costs associated with cancelling the order including costs for repositioning the portfolio. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement. The Creation Unit will be delivered to the Authorized Participant upon the Custodian’s receipt of the purchase amount.

Suspension or Rejection of Purchase Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right to purchase, or postpone the purchase settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CME (including CBOT and NYMEX) or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Benchmark Futures Contract; (2) for any period during which an emergency exists as a result of which the fulfillment of a purchase order is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor also may reject a purchase order if:

•	it determines that the purchase order is not in proper form;

•	the Sponsor believes that the purchase order would have adverse tax consequences to any Fund or its shareholders;

•	the order would in the opinion of counsel be illegal; or

•	circumstances outside the control of the Sponsor make it, for all practical purposes, not feasible to process creations of Creation Units.

None of the Sponsor, the Administrator or the Custodian will be liable for the suspension or rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Creation Units mirror the procedures for the creation of Creation Units. On any Business Day, an Authorized Participant may place an order with the Distributor to redeem one or more Creation Units. If a redemption order is received prior to the applicable cut-off time, the day on which Foreside receives a valid redemption order is the redemption order date. If the redemption order is received after the applicable cut-off time, the redemption order date will be the next business day. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Creation Units. Individual shareholders may not redeem directly from a Fund.

By placing a redemption order, an Authorized Participant agrees to deliver the Creation Units to be redeemed through DTC’s book-entry system to the applicable Fund not later than noon (Eastern Time), on the first Business Day immediately following the redemption order date (T+1). The Sponsor reserves the right to extend the deadline for the Fund to receive the Creation Units required for settlement up to the third Business Day following the redemption order date (T+3). By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant must wire to the Custodian the non-refundable transaction fee due for the redemption order or any proceeds due will be reduced by the amount of the fee payable. At its sole discretion, the Sponsor may agree to a delivery date other than T+3. Additional fees may apply for special settlement.

Determination of Redemption Proceeds

The redemption proceeds from a Fund consist of the cash redemption amount and, if permitted by the Sponsor in its sole discretion with respect to a Fund, an exchange of futures for related position or block trade with the relevant Fund as described in “Creation and Redemption of Shares” above. The cash redemption amount is equal to the NAV of the number of Creation Unit(s) of such Fund requested in the Authorized Participant’s redemption order as of the time of the calculation of such Fund’s NAV on the redemption order date, less transaction fees and any amounts attributable to any applicable exchange of futures for related position or block trade.

Delivery of Redemption Proceeds

The redemption proceeds due from a Fund are delivered to the Authorized Participant at noon (Eastern Time), on the third Business Day immediately following the redemption order date if, by such time on such Business Day immediately following the redemption order date, a Fund’s DTC account has been credited with the Creation Units to be redeemed. The Fund should be credited through: (1) the CNS clearing process of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Units; or (2) the facilities of DTC on a Delivery Versus Payment basis. If a Fund’s DTC account has not been credited with all of the Creation Units to be redeemed by such time, the redemption distribution is delivered to the extent whole Creation Units are received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent any remaining whole Creation Units are received if: (1) the Sponsor receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine, and (2) the remaining Creation Units to be redeemed are credited to the Fund’s DTC account by noon (Eastern Time), on such next Business Day. Any further outstanding amount of the redemption order may be cancelled. The Authorized Participant will be responsible for reimbursing a Fund for all costs associated with cancelling the order including costs for repositioning the portfolio.

The Sponsor is also authorized to deliver the redemption distribution notwithstanding that the Creation Units to be redeemed are not credited to the Fund’s DTC account by noon (Eastern Time), on the third Business Day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Creation Units through DTC’s book-entry system on such terms as the Sponsor may determine from time-to-time.

Suspension or Rejection of Redemption Orders

In respect of any Fund, the Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which any of the NYSE, NYSE Arca, CBOE, CFE, CME, CBOT, NYMEX or ICE or other exchange material to the valuation or operation of the Funds is closed or when trading is suspended or restricted on such exchanges in any of the underlying Benchmark Futures Contract; (2) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the shareholders. The Sponsor will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor will reject a redemption order if the order is not in proper form as described in the form of Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption Cut-Off Times

Except as otherwise indicated above, creation and redemption transactions must be placed each day with the Distributor prior to the creation/redemption cut-off time shown below or earlier if the NYSE closes before such cut-off time to receive that day’s NAV.

FUND	Creation/Redemption Cut-off	NAV Calculation Time
Direxion Daily Crude Oil Bull 3X Shares	2:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)
Direxion Daily Crude Oil Bear 3X Shares	2:30 p.m. (Eastern Time)	2:30 p.m. (Eastern Time)

Creation and Redemption Transaction Fee

To compensate BNYM for services in processing the creation and redemption of Creation Units and to offset some or all of the transaction costs, an Authorized Participant may be required to pay a fixed transaction fee of $250 per order to create or redeem Creation Units and may pay a variable transaction fee of up to 0.50% of the value of a Creation Unit for each Fund. An order may include multiple Creation Units. The transaction fee may be reduced, increased or otherwise changed by the Sponsor at its sole discretion.

Special Settlement

The Sponsor may allow for early settlement of purchase or redemption orders. Such arrangements may result in additional charges to the Authorized Participant.

LITIGATION

As of the date this registration statement is filed, there is no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement is filed against the Trust. Also as of the date this registration statement is filed, there are no material administrative, civil or criminal action, existing or concluded, within five years preceding the date this registration statement filed against the Sponsor. Daniel D. O’Neill, a principal of the Sponsor, was named as a defendant in a purported class action lawsuit filed on September 17, 2009. The plaintiff, Evan Stoopler, filed a putative class action against several defendants, including Direxion Shares ETF Trust (“ETF Trust”) and Rafferty Asset Management, LLC (“Rafferty”)—both affiliates of the Sponsor—and the Sponsor’s Managing Director, Daniel D. O’Neill. The action was filed in the United States District Court for the Southern District of New York Under the caption, Stoopler v. Direxion Shares ETC Trust et al., 09-CV-8011-RJH. Two other largely identical lawsuits were filed by other plaintiffs, were also brought again the ETF Trust, Rafferty and Mr. O’Neill. The lawsuits were brought on behalf of persons or entities who purchased or otherwise acquired shares in the Direxion Daily Financial Bear 3X Shares, a series of the ETF Trust. The complaints allege that the defendants violated Sections 11 and 15 of the Securities Act of 1933, 15 U.S.C. § 77k and 15 U.S.C. § 77o, respectively. On January 13, 2010, and February 17, 2010, respectively, plaintiffs Howard Schwack and William Lee filed putative class actions against the ETF Trust, Rafferty and Mr. O’Neill in the United States District Court for the Southern District of New York. Schwack v. Direxion Shares ETF Trust et al., 10-cv-00271-RJH; Lee v. Direxion Shares ETF Trust et al., 10-cv-01273-UA. Each of these complaints raises allegations generally similar to those that were made in the earlier lawsuits except that they concern the Direxion Daily Energy Bear 3X Shares, a different series of the ETF Trust than the Direxion Daily Financial Bear 3X Shares that was the subject of earlier lawsuits. These suits received final settlement approval from the United States District Court for the Southern District of New York on May 13, 2013.

ADM Investor Services, Inc. (“ADM”) is a registered futures commission merchant and is a member of the National Futures Association. Its main office is located at 141 W. Jackson Blvd., Suite 2100A, Chicago, IL 60604.

From time to time ADM (in its capacity as a commodities broker) and its principals may be involved in numerous legal actions, some of which individually and all of which in the aggregate, seek significant or indeterminate damages. However, except for the action described below, during the five years preceding the date of this offering memorandum there has been no administrative, civil, or criminal action against ADM or any of its principals which is material, in light of all the circumstances, to an investor’s decision to invest in the Partnership.

DESCRIPTION OF THE SHARES; THE FUNDS; CERTAIN MATERIAL

TERMS OF THE TRUST AGREEMENT

The following summary describes in brief the Shares and certain aspects of the operation of the Trust, each Fund, and the respective responsibilities of the Trustee and the Sponsor concerning the Trust and the material terms of the Trust Agreement. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a series of a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Trust Agreement.

Description of the Shares

Each Fund will issue, common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of such Fund.

The Shares may be purchased from each Fund or redeemed on a continuous basis, but only by Authorized Participants and only in Creation Units. Individual Shares may not be purchased or redeemed from a Fund. Shareholders that are not Authorized Participants may not purchase or redeem any Shares or Creation Units from a Fund.

Principal Office; Location of Records; Fiscal Year

The Trust is organized as a statutory trust under the DSTA. The Trust is managed by the Sponsor, whose office is located at 1301 Avenue of the Americas (6th Avenue), 28th Floor, New York, New York, 10019.

The books and records of the Funds are maintained as follows: all marketing materials are maintained at the offices of Foreside located at 3 Canal Plaza, Suite 100, Portland, Maine 04101. Creation Unit creation and redemption books and records, certain financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the registrar, transfer journals and related details) and certain trading and related documents received from FCMs are maintained by BNYM, One Wall Street, New York, NY 10286.

All other books and records of each Fund (including general corporate records, trading records and related reports) are maintained at each Fund’s principal office, c/o Direxion Asset Management, LLC, 1301 Avenue of the Americas (6th Avenue), 28th Floor, New York, New York, 10019. The telephone number of the Sponsor and each of the Funds is (866) 476-7523.

Trust books and records located at the foregoing addresses, are available for inspection and copying (upon payment of reasonable reproduction costs) by Fund shareholders or their representatives for any purposes reasonably related to such shareholder’s interest as a beneficial owner during regular business hours as provided in the Trust Agreement. The Sponsor will maintain and preserve the Trust’s books and records for a period of not less than six years.

The fiscal year of each Fund ends on June 30 of each year.

The Funds

The Trust is formed and operated in a manner such that each Fund is liable only for obligations attributable to such Fund and shareholders of a Fund are not subject to the losses or liabilities of any other series of the Trust. If any creditor or shareholder in a Fund asserted against a Fund a valid claim with respect to its indebtedness or Shares, the creditor or shareholder would only be able to recover money from that particular Fund and its assets. Accordingly, the debts, liabilities, obligations and expenses, or collectively, claims, incurred, contracted for or otherwise existing solely with respect to a particular Fund are enforceable only against the assets of that Fund, and not against any other series of the Trust or the Trust generally, or any of their respective assets. The assets of each Fund include only those funds and other assets that are paid to, held by or distributed to the Fund on account of and for the benefit of that Fund, including, without limitation, funds delivered to the Trust for the purchase of Shares or Creation Units in a Fund. This limitation on liability is referred to as the “Inter-Series Limitation on Liability.” The Inter-Series Limitation on Liability is expressly provided for under the DSTA, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series of the Trust or the Trust generally.

The Trustee

Wilmington Trust Company, a Delaware trust corporation, is the sole Trustee of the Trust. The rights and duties of the Trustee and the Sponsor with respect to the offering of the Shares and Fund management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The

Trustee does not owe any other duties to the Trust, the Sponsor or the shareholders of any Fund. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with the Sponsor.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Sponsor. The Trustee is compensated by each Fund, as appropriate, and is indemnified by each Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of such Fund, as appropriate, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the bad faith or misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

Only the assets of the Trust and the Sponsor are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor. The shareholders have no voice in the day to day management of the business and operations of the Funds and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of the Funds and the Trust, the Sponsor may, in its sole and absolute discretion, appoint an affiliate or affiliates of the Sponsor as additional sponsors and retain such persons, including affiliates of the Sponsor, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust.

Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

The Sponsor

Direxion Asset Management LLC, is the Sponsor of the Trust, the Funds and the other series of the Trust. The Sponsor was formed in 2010 as a wholly-owned subsidiary of Rafferty Asset Management, LLC (“Rafferty”), which serves as investment adviser to numerous registered investment companies. Rafferty is a Principal of the Sponsor. As noted above, the Sponsor has exclusive management and control of all aspects of the business of each Fund. The Trustee has no duty or liability to supervise the performance of the Sponsor, nor will the Trustee have any liability for the acts or omissions of the Sponsor.

The Sponsor serves as the Trust’s commodity pool operator. Specifically, with respect to the Trust, the Sponsor:

•	selects the Funds’ service providers;

•	negotiates various agreements and fees;

•	performs such other services as the Sponsor believes that the Trust may require from time to time;

•	selects the FCM and Financial Instrument counterparties;

•	manages each Fund’s portfolio of other assets, including cash equivalents; and

•	manages the Funds with a view toward achieving the Funds’ investment objectives.

The Shares are not deposits or other obligations of the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank, are not guaranteed by the Sponsor, the Trustee or any of their respective subsidiaries or affiliates or any other bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. An investment in the Shares of any Fund offered hereby is speculative and involves a high degree of risk.

The principal office of the Sponsor is located at 1301 Avenue of the Americas (6th Avenue), 28th Floor, New York, New York, 10019. The telephone number of the Sponsor is (866) 476-7523.

Background and Principals

The Sponsor serves as commodity pool operator of the Trust and each Fund. The Sponsor is registered as a commodity pool operator with the CFTC and is a member in good standing of the NFA. The Sponsor’s membership with the NFA was originally approved on December 1, 2010. Its membership with the NFA is currently effective. The Sponsor’s registration as a commodity pool operator was originally approved on December 1, 2010. Its registration as a commodity pool operator is currently effective. The registration of the Sponsor with the CFTC and its membership in the NFA must not be taken as an indication that either the CFTC or the NFA has recommended or approved the Sponsor, the Trust and each Fund.

In its capacity as a commodity pool operator, the Sponsor is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. Since its registration as a commodity pool operator, the Sponsor has engaged in activities to complete the Funds’ Prospectus and the Sponsor began operations and commenced trading on behalf of two commodity pools on April 10, 2014. The two commodity pools ceased trading on December 30, 2014 and June 26, 2015. The Sponsor is not currently managing any commodity pools.

Executive Officers of the Trust and Principals and Significant Employees of the Sponsor

Name, Age	Position
Daniel D. O’Neill Age 48	Managing Director and Principal of the Sponsor, Principal Executive Officer of the Trust

Paul Brigandi Age 36	Portfolio Manager and Principal of the Sponsor

Tony Ng Age: 40	Portfolio Manager and Principal of the Sponsor

Patrick Rudnick Age 43	Principal of the Sponsor, Principal Financial Officer of the Trust

Angela Brickl Age: 40	Principal of the Sponsor

Andrew O’Rourke Age: 47	Principal of the Sponsor

Kent Barnes Age:	Principal of the Sponsor

Daniel D. O’Neill, Paul Brigandi and Tony Ng are each dually employed by the Sponsor and Rafferty. They each joined the Sponsor at its formation in 2010. Patrick Rudnick serves as Principal Financial Officer of the Trust, and has done so since the Trust’s inception in 2010. He joined Rafferty in April 2013. Prior to this time, he served in the same capacity with the Trust, but was employed with USBFS. The following is a biographical summary of the business experience of the executive officers of the Trust and the principals and significant employees of the Sponsor (the “investment team”). Because the Funds have not commenced operation as of the date of this Prospectus, the biographical information provided primarily details experience related to Rafferty or other employment.

Mr. Daniel D. O’Neill, is the Managing Director and Principal of the Sponsor and President and Chief Investment Officer of Rafferty, an affiliate of the Sponsor. Mr. O’Neill joined Rafferty in March 1999 and plays a leading role in the development and launch of new products and value added services for advisors and investors. Prior to joining Rafferty, Mr. O’Neill served as a Portfolio Manager, Private Equity Investments at Hermitage Capital Management Limited in Moscow, Russia from January 1998 to December 1998 where he was responsible for monitoring investments by two hedge funds in illiquid Russian equities. Mr. O’Neill has a J.D. from the University of Virginia School of Law and holds a Bachelor of Arts degree in English and Economics from the University of Virginia in Charlottesville, VA. He currently holds his Series 3 license. Effective December 1, 2010, Mr. O’Neill became Principal of the Sponsor.

Mr. Paul Brigandi, has been a Portfolio Manager at Rafferty since May 2004. Prior to joining Rafferty, Mr. Brigandi spent two years, from August 2002 to April 2004, at Fleet Boston Financial/Quick and Really where he participated in a training program on equity, derivative and fixed income markets. He is a 2002 graduate of Fordham University. Mr. Brigandi has a Bachelor of Science degree from Fordham University in Finance and holds Series 3, Series 7, Series 63 and Series 65 securities licenses. Effective December 1, 2010, Mr. Brigandi became an Associated Person of the Sponsor and on January 27, 2014, he became a Principal of the Sponsor.

Mr. Tony Ng, has been a Portfolio Manager at Rafferty since April 2006. Prior to joining Rafferty, Mr. Ng was a Team Leader in the Trading Assistant Group with Goldman Sachs from May 2004 to April 2006. He was employed with Deutsche Asset Management from July 1998 to May 2004. Mr. Ng graduated from State University at Buffalo in 1998. Mr. Ng has a Bachelor of Science in Business Management with a concentration in Finance from the State University at Buffalo and holds Series 3, Series 7 and Series 63 securities licenses. Effective December 20, 2012, Mr. Ng. became an Associated Person of the Sponsor and on January 27, 2014 he became a Principal of the Sponsor.

Mr. Patrick Rudnick, CPA, a Principal Financial Officer of the Trust since its inception and Principal Financial Officer at Rafferty since April 2013. Prior to joining Rafferty, Mr. Rudnick was a Vice President of USBFS from March 2006 to April 2013. He previously served as an Audit Manager with PricewaterhouseCoopers LLP from July 1999 until March 2006, specializing in auditing and assessing the internal control structure of investment management companies, investment advisers, and broker dealers for the past seven years. Mr. Rudnick holds a Bachelor of Business Administration degree in Accounting from the University of Wisconsin-Whitewater. Effective November 8, 2013, Mr. Rudnick became Principal of the Sponsor.

In each of their roles associated with Rafferty, the officers, principals and significant employees of the Trust have gained comprehensive and extensive experience in the operation of pooled investments. Although the Sponsor and its trading principals do not have established experience in operating commodity pools and managing futures trading accounts, their expertise in investment products, including commodity-linked instruments as well as derivatives, led the Sponsor to determine that each is qualified to serve in the role described above.

Certain licenses held by employees of the Sponsor, including certain employees described above, are owned and maintained by Rafferty Capital Markets, LLC (“RCM”), an affiliate of the Sponsor. RCM has no additional involvement with the offering of shares.

Fiduciary and Regulatory Duties of the Sponsor

The general fiduciary duties which would otherwise be imposed on the Sponsor (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the Shares, are deemed to consent).

The Trust Agreement provides that the Sponsor and its affiliates shall have no liability to the Trust or to any shareholder for any loss suffered by the Trust arising out of any action or inaction of the Sponsor or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Sponsor Related Parties”), if the Sponsor Related Parties, in good faith, determined that such course of conduct was in the best interests of the Funds. The Trust has agreed to indemnify the Sponsor, the Trustee and officers of the Trust against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought was done in good faith and in a manner believed to be in the best interests of the Trust.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of each Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the Sponsor (a registered commodity pool operator and commodity trading advisor), the FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Funds

As of the date of this Prospectus, the Sponsor owns [            ] Shares of each Fund included in this Prospectus. As of the date of this Prospectus, none of the principals of the Sponsor have an ownership or beneficial interest in any Fund.

Management; Voting by Shareholders

The shareholders of each Fund take no part in the management or control, and have no voice in the Trust’s operations or business.

The Sponsor has the right unilaterally to amend the Trust Agreement as it applies to any Fund provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the NYSE Arca, or if submitted to the shareholders by the Sponsor in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

Recognition of the Trust and the Funds in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state.

Possible Repayment of Distributions Received by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders of a Fund could be required, as a matter of bankruptcy law, to return to the estate of such Fund any distribution they received at a time when such Fund was in fact insolvent or in violation of the Trust Agreement.

Shares Freely Transferable

The Shares of each Fund will be traded on the NYSE Arca and provide institutional and retail investors with direct access to each Fund. Each Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange-listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, global certificates are deposited by the Trust with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Under the Trust Agreement, shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements are posted on the Sponsor’s website at www.direxioninvestments.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

The Sponsor will notify shareholders of any change in the fees paid by the Trust or of any material changes to a Fund by filing with the SEC a supplement to this Prospectus and a Form 8-K, which will be publicly available at www.sec.gov and at the Sponsor’s website at www.direxioninvestments.com. Any such notification will include a description of shareholders’ voting rights.

Net Asset Value

A Fund’s NAV means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of such Fund, consistently applied under the accrual method of accounting. In particular, NAV includes any unrealized profit or loss on open Financial Instruments, and any other credit or debit accruing to a Fund but unpaid or not received by a Fund. The NAV per Share of each Fund is computed by dividing the value of the net assets of such Fund (i.e., the value of its total assets less total liabilities) by its total number of Shares outstanding. Expenses and fees are accrued daily and taken into account for purposes of determining NAV. Each Fund’s NAV is calculated on each business day that the NYSE is open. The Funds compute their NAVs at the times set forth below, or such earlier time that the NYSE may close.

Fund	NAV Calculation Time
Direxion Daily Crude Oil Bull 3X Shares	2:30 p.m. (Eastern Time)
Direxion Daily Crude Oil Bear 3X Shares	2:30 p.m. (Eastern Time)

In calculating the indicative NAV of a Fund, the settlement value of the Fund’s non-exchange traded Financial Instruments is determined by applying the then-current disseminated value for the applicable target benchmark to the terms of such Fund’s non-exchange traded Financial Instruments. However, in the event that an underlying Benchmark Future Contract is not trading due to the operation of daily limits or otherwise, the Sponsor may in its sole discretion choose to fair value the index level in order to value the Fund’s non-exchange traded Financial Instruments for purposes of the NAV calculation. Such fair value prices would generally be determined based on available inputs about the current value of the underlying Reference Assets and would be based on principles that the Sponsor deems fair and equitable so long as such principles are consistent with normal industry standards.

All open futures contracts traded on an exchange are calculated at their then current market value, which is based upon the settlement or the last traded price before the NAV calculation time, for that particular futures contract traded on the applicable exchange on the date with respect to which NAV is being determined; provided, that if a futures contract traded on an exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Sponsor may in its sole discretion choose to determine a fair value price as the basis for determining the market value of such position for such day.

The Funds’ daily NAVs may be found at www.direxioninvestments.com.

Indicative Optimized Portfolio Value (“IOPV”)

The IOPV is an indicator of the value of a Fund’s net assets at the time the IOPV is disseminated. The IOPV is calculated and disseminated every 15 seconds throughout the trading day. The IOPV is generally calculated using the prior day’s closing net assets of a Fund as a base and updating throughout the trading day changes in the value of the Financial Instruments held by a Fund. The IOPV should not be viewed as an actual real time update of the NAV because NAV is calculated only once at the end of each trading day. The IOPV also should not be viewed as a precise value of the Shares. The IOPV for Funds based on the benchmark will not update following the determination of the 2:30 p.m. settlement price of the futures contracts underlying that index.

The Exchange disseminates the IOPV. In addition, the IOPV is published on the Exchange’s website and is available through on-line information services such as Bloomberg Finance L.P. and/or Reuters.

Termination Events

The Trust, or, as the case may be, a Fund, may be dissolved at any time and for any reason by the Sponsor with written notice to the shareholders.

DISTRIBUTIONS

The Sponsor does not expect to make distributions. Depending on a Fund’s performance and an investor’s own tax situation, an investor’s income tax liability for his, her or its allocable share of such Fund’s net ordinary income or loss and capital gain or loss may exceed the capital gains may realize from selling his, her or its shares of such Fund in a taxable year.

THE ADMINISTRATOR

The Sponsor and the Trust, on behalf of itself and on behalf of each Fund, has appointed U.S. Bancorp Fund Services, LLC (“USBFS”), 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, as the administrator of the Funds.

Pursuant to the terms of the Administrative Agency Agreement and under the supervision and direction of the Sponsor, USBFS will prepare and file certain regulatory filings on behalf of the Funds. USBFS may also perform other services for the Funds pursuant to the Administrative Agency Agreement as mutually agreed from time-to-time.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Sponsor, on behalf of the Funds, is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Funds and their shareholders.

The Administrator’s fees are paid by the Funds.

THE CUSTODIAN

Pursuant to a Custody Agreement, Bank of New York Mellon (“BNYM”). serves as the custodian of a Fund’s assets. The custodian holds and administers the assets in a Fund’s portfolios. The Custodian’s fees are paid by the Funds.

THE TRANSFER AGENT

Pursuant to a Transfer Agent Servicing Agreement between the Trust and BNYM, BNYM serves as the Transfer Agent of the Funds. BNYM is responsible for processing purchase and redemption orders and maintaining records of the ownership of the Funds. For its transfer agent services, BNYM’ fees are paid by the Funds.

DISTRIBUTOR

Foreside Fund Services, LLC, located at 3 Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of the Shares (“Foreside” or the “Distributor”). The Distributor is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 and a member of FINRA. The Trust offers Shares of the Funds for sale through the Distributor in Creation Units, as described below. The Distributor will also assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA. The Distributor will also sponsor the FINRA registration and compliance oversight of those employees of Rafferty, who will market the Funds to financial intermediaries, investment advisers and individuals representing financial institutions (“Institutional Investors”). The Distributor is not participating in this offering as a firm commitment underwriter.

The Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 1 7A of the 1934 Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and bylaws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, global certificates are signed by the Sponsor on behalf of each Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trust on behalf of DTC. The global certificates evidence all of the Shares of each Fund outstanding at any time. The representations, undertakings and agreements made on the part of each Fund in the global certificates are made and intended for the purpose of binding only the applicable Fund and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Sponsor and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants) and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Creation Units and/or the Shares of each Fund by giving notice to the Trust and the Sponsor. Under such circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate such Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS OR REVERSE SHARE SPLITS

If the Sponsor believes that the per Share price of a Fund in the secondary market has fallen outside a desirable trading price range, the Sponsor may direct the Trust to declare a split or reverse split in the number of Shares outstanding and, if necessary in the Sponsor’s opinion, to make a corresponding change in the number of Shares of such Fund constituting a Creation Unit.

CONFLICT OF INTEREST

The Sponsor has not established formal procedures that resolve every potential conflict of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Neither the Sponsor nor any of its principals trade for their own accounts in any commodity interests. The Sponsor does not expect that material conflicts of interest will arise in the operation of the Funds, each of which operates independently of the others. However, since the Sponsor in its capacity as the Trust’s commodity pool operator has chosen itself to serve as the Trust’s commodity trading advisor, the Sponsor may be deemed as having a conflict of interest concerning its ability to exercise independent judgment in respect of the selection or retention of a trading advisor for the Funds.

PLAN OF DISTRIBUTION

Buying and Selling Shares

Most investors buy and sell shares in secondary market transactions through brokers. Shares will be traded on the NYSE Arca under ticker symbols to be announced prior to the commencement of trading. Shares will be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors incur customary brokerage commissions and charges.

Authorized Participants

The Funds continuously offer Shares in Creation Units (50,000 Shares) to Authorized Participants. Shares of the Funds are to be offered to Authorized Participants in Creation Units at each Fund’s respective NAV.

Authorized Participants may offer to the public, from time to time, Shares of a Fund from any Creation Units they create. Shares of a Fund offered to the public by Authorized Participants are offered at a per Share market price that varies depending on, among other factors, the trading price of the Shares of each Fund on the NYSE Arca, the NAV per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Creation Unit but offered by Authorized Participants to the public at different times may have different offering prices. The excess, if any, of the price at which an Authorized Participant sells a Share over the price paid by such Authorized Participant in connection with the creation of such Share in a Creation Unit may be deemed to be underwriting compensation. Authorized Participants do not receive from any Fund, the Sponsor or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that varies from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Likelihood of Becoming a Statutory Underwriter

Each Fund issues Shares in Creation Units to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of each Fund, a “distribution,” as such term is used in the 1933 Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client could be deemed a statutory underwriter, and thus be subject to the prospectus-delivery and liability provisions of the 1933 Act, if it purchased a Creation Unit from each Fund, broke the Creation Unit down into the constituent Shares and sold the Shares to its customers; or if it chose to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the Prospectus delivery and liability provisions of the 1933 Act. For example, Citigroup Global Markets Inc., as the initial Authorized Participant for the Funds, would be a statutory underwriter with respect to its purchase of initial Creation Units of the Funds as described above.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the 1933 Act.

General

Retail investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

The offering of Creation Units is being made in compliance with FINRA Rule 2310. Accordingly, the Authorized Participants may not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by a Fund will not exceed 10% of the gross proceeds of the offering.

Pursuant to a Distribution Services Agreement by and among the Trust, Sponsor and Foreside, the Sponsor, out of the relevant Management Fee, pays Foreside for performing its duties on behalf of the Funds. The maximum compensation payable to Foreside pursuant to the Distribution Services Agreement shall not exceed $[    ] over the three year offering period. Foreside will assist the Sponsor and administrator with certain functions and duties relating to distribution and marketing, which include the following: taking creation and redemption orders, consulting with the marketing staff of the Sponsor and its affiliates with respect to compliance with FINRA in connection with marketing efforts; and reviewing and filing of marketing materials with FINRA.

Rafferty and Foreside are parties to a Securities Activities and Services Agreement (the “SASA”), pursuant to which certain employees of Rafferty are licensed as registered representatives of Foreside under FINRA rules (the “Registered Reps”). As Registered Reps of Foreside these persons are permitted to engage in certain marketing activities for the Funds that they would otherwise not be permitted to engage in. Under the SASA, Foreside receives compensation for its services from Rafferty which will not exceed $[    ] over the three year period of the offering. Foreside is reimbursed for certain expenses relating to the registrations, continuing education and other administrative expenses of the Registered Reps in relation to the Funds, which will not exceed $[    ] over the three year period of the offering. Registered Reps will also be paid for marketing and wholesaling services to the Funds. This amount will not exceed $[    ] over the three year period of the offering.

The Trust will advise Foreside if the payments described hereunder must be limited, when combined with selling commissions charged by other FINRA members, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310. Notwithstanding the foregoing, the total amount of underwriting compensation, from whatever source, payable to underwriters, broker-dealers or affiliates for an Investment Program shall not exceed 10% of the gross proceeds of the offering.

LEGAL MATTERS

Reed Smith LLP has advised the Sponsor in connection with the Shares being offered hereby. Reed Smith LLP also advises the Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust and each Fund. Reed Smith LLP has represented the Trust in connection with the legality of the Shares being offered hereby. Reed Smith LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” and “Purchases By Benefit Plan Investors” with respect to ERISA.

No counsel has been engaged to act on behalf of the shareholders with respect to matters relating to the Trust or any Fund. Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements and schedules for the Funds and the Trust as of [    ], 2017 are included in this Prospectus, have been so included in reliance on the report of [    ], an independent registered public accounting firm given on the authority of said firm as experts in accounting and audit.

WHERE INVESTORS CAN FIND MORE INFORMATION

The Trust has filed a Registration Statement on Form S-1 with the SEC under the 1933 Act. This Prospectus constitutes part of the Registration Statement filed by the Trust for itself and on behalf of each Fund. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the form of the Authorized Participant Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is www.sec.gov.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Sponsor will furnish an annual report of the Funds in the manner required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, an annual audited financial statement examined and certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Funds. Monthly account statements conforming to CFTC and NFA requirements, as well as the annual and quarterly reports and other filings made with the SEC, are posted on the Sponsor’s website at www.direxioninvestments.com. Shareholders of record will also be provided with appropriate information to permit them to file United States federal and state income tax returns (on a timely basis) with respect to Shares held. Additional reports may be posted on the Sponsor’s website at the discretion of the Sponsor or as required by regulatory authorities.

STATEMENT OF ADDITIONAL INFORMATION

DIREXION SHARES ETF TRUST II

This statement of additional information is the second part of a two part document. The first part is the Funds’ disclosure document. The disclosure document and this statement of additional information are bound together, and both parts contain important information.

This statement of additional information should be read in conjunction with the disclosure document. Before you decide whether to invest, you should read the entire Prospectus carefully and consider the risk factors beginning on page 8.

This statement of additional information and accompanying disclosure document are both dated [    ], 2017.

MATERIAL CONTRACTS

Fund Administration Servicing Agreement

USBFS serves as the Funds’ Administrator pursuant to the terms of the Fund Administration Servicing Agreement among the Trust, on behalf of itself and on behalf of the Fund, the Administrator and the Sponsor. The Administrator performs or supervises the performance of services necessary for the operation and administration of the Fund (other than making investment decisions or providing services provided by other service providers), including general fund management, financial reporting, compliance and other administrative services. As compensation for all the services USBFS provides, the Trust pays USBFS a fee based on the Trust’s total average daily net assets of [    ]%. USBFS also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

The Fund Administration Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Fund Administration Servicing Agreement upon the breach of another party of any material term of the Fund Administration Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In absence of any material breach of the Fund Administration Servicing Agreement, should the Trust or Sponsor elect to terminate the Fund Administration Servicing Agreement prior to the end of the three year term, the Trust or Sponsor has agreed to pay fees related to converting the services to a new service provider, record retention and other administrative tasks, as well as any out-of-pocket expenses associated therewith.

In its capacity as Administrator USBFS is both exculpated and indemnified under the Fund Administration Agreement.

Fund Accounting Servicing Agreement

BNYM serves as the Funds’ Fund Accountant. Pursuant to the Fund Accounting Servicing Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Fund Accountant and the Sponsor, the Fund Accountant provides certain fund accounting services to the Funds under the Fund Accounting Servicing Agreement. Such services include, among other things, maintaining portfolio records, obtaining pricing information to assist in NAV calculation, identifying interest and dividend accrual balances, calculating expense accruals, processing and recording payment of Fund expenses and providing other fund valuation, financial reporting, tax accounting and compliance control services. As compensation for all the services provided by BNYM, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of [    ]%. BNYM also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

The Fund Accounting Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Fund Accounting Servicing Agreement upon the breach of another party of any material term of the Fund Accounting Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In absence of any material breach of the Fund Accounting Servicing Agreement, should the Trust or Sponsor elect to terminate the Fund Accounting Servicing Agreement prior to the end of the three year term, the Trust or Sponsor has agreed to pay fees related to converting the services to a new service provider, record retention and other administrative tasks, as well as any out-of-pocket expenses associated therewith.

In its capacity as Fund Accountant, BNYM is both exculpated and indemnified under the Fund Accounting Servicing Agreement.

Transfer Agent Servicing Agreement

BNYM serves as the Funds’ Transfer Agent. Pursuant to the Transfer Agent Servicing Agreement among the Trust, on behalf of itself and on behalf of the Funds, the Transfer Agent and the Sponsor, the Transfer Agent serves as the Funds’ transfer agent, and agent in connection with certain other activities as provided under the Transfer Agent Servicing Agreement. Under the Transfer Agent Servicing Agreement, the Transfer Agent’s services include, among other things, assisting the Fund’ with the issuance and redemption of Creation Units to and from Authorized Participants, recording the issuance of Creation Units and maintaining a record of the total number of Creation Units that are authorized, issued and outstanding based upon data provided to the Transfer Agent by the Funds or the Sponsor. As compensation for all services provided by BNYM, the Trust pays BNYM a fee based on the Trust’s total average daily net assets of [    ]%. BNYM also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

The Transfer Agent Servicing Agreement will continue in effect for three years unless terminated on at least ninety (90) days’ prior written notice by any party to the other parties. Notwithstanding the foregoing, any party may terminate the Transfer Agent Servicing Agreement upon the breach of another party of any material term of the Transfer Agent Servicing Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. In absence of any material breach of the Transfer Agent Servicing Agreement, should the Trust or Sponsor elect to terminate the Transfer Agent Servicing Agreement prior to the end of the three year term, the Trust or Sponsor has agreed to pay fees related to converting the services to a new service provider, record retention and other administrative tasks, as well as any out-of-pocket expenses associated therewith.

In its capacity as Transfer Agent, BNYM is both exculpated and indemnified under the Transfer Agent Servicing Agreement.

Custody Agreement

BNYM. serves as the Funds’ custodian (the “Custodian”). Pursuant to the Custody Agreement between the Trust, on its own behalf and on behalf of the Funds, and the Custodian, the Custodian serves as custodian of all securities and cash at any time delivered to the Custodian by each respective Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Custodian Agreement, the Custodian may deposit and/or maintain the investment assets of the Fund in a securities depository and may appoint a subcustodian to hold investment assets of the Funds. The Custodian has established and maintains one or more securities accounts and cash accounts for the Funds pursuant to the Custody Agreement. The Custodian maintains separate and distinct books and records segregating the assets of the Funds. As compensation for these services, the Trust pays the Custodian a fee based on the Trust’s total average daily net assets of [    ]%. The Custodian also is entitled to certain out-of-pocket expenses for the services mentioned above, including pricing expenses.

The Custody Agreement will continue in effect for a period of three years unless the Trust, on behalf of the Funds, independently, or the Custodian terminates the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will not be less than ninety (90) days after the date of such notice or for a shorter period as is mutually agreed upon by the parties. In absence of any material breach of the Custody Agreement, should the Trust or Sponsor elect to terminate the Custody Agreement prior to the end of the three year term, the Trust or Sponsor has agreed to pay fees related to converting the services to a new service provider, record retention and other administrative tasks, as well as any out-of-pocket expenses associated therewith.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Distribution Agreement

Pursuant to a distribution agreement (the “Distribution Agreement”) between the Trust and Foreside, Foreside assists the Sponsor and the Administrator with certain functions and duties relating to distribution and marketing of Shares including reviewing and approving marketing materials.

The Distribution Agreement became effective on the date of the offering of the Shares and the Distribution Agreement will continue for two years and thereafter will continue automatically for successive periods of one year. The Distribution Agreement may be terminated by the Sponsor or the Distributor at any time on 60 days’ prior written notice. The Distribution Agreement will automatically terminate in the event of a liquidation of the Trust. The maximum compensation paid to the Distributor over the three year offering period shall not exceed $[    ].

Pursuant to a Securities Activities and Services Agreement (the “SASA”) between Rafferty and the Distributor, the Distributor sponsors the FINRA registration and provides compliance oversight of those employees of Rafferty, who will market the Fund to Institutional Investors. The maximum fee payable to the Distributor over the three year offering period shall not exceed $[    ]. The maximum amount of out-of-pocket reimbursed expenses shall not exceed $[    ] over the three year offering period. Therefore, the total amount of compensation paid to the Distributor pursuant to the SASA shall not exceed $[    ] over the three year offering period.

Futures Commission Merchant Agreement

ADM, in its capacity as a registered FCM, serves as the Funds’ clearing broker and as such arranges for the execution and clearing of the Funds’ futures and options on futures transactions. Pursuant to the Futures Commission Merchant Agreement between ADM and the Funds, the Funds agree to indemnify and hold harmless ADM, its directors, officers, employees, agents and affiliates from and against all claims, damages, losses and costs (including reasonable attorneys’ fees) incurred by ADM in connection with: (a) any failure by the Funds to perform its obligations under the Futures Commission Merchant Agreement and any exercise by ADM of its rights and remedies thereunder; (b) any failure by the Fund to comply with the applicable law; (c) any action reasonably taken by ADM or its affiliates or agents to comply with the applicable law; and (d) any reliance by ADM on any instruction, notice or communication that ADM reasonably believes to originate from a person authorized to act on behalf of the Funds. Also, the Funds agree to remain liable for and pay to ADM on demand the amount of any deficiency in the Funds’ Accounts, and the Funds shall reimburse, compensate and indemnify ADM for any and all costs, losses, penalties, fines, taxes and damages that ADM may incur in collecting such deficiency or otherwise exercising its rights and remedies under the Futures Commission Merchant Agreement.

The Futures Commission Merchant Agreement may be terminated at any time by the Funds or ADM by written notice to the other.

PURCHASES BY BENEFIT PLAN INVESTORS

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code, which a fiduciary of an “employee benefit plan” as defined in and subject to part 4 of Subtitle B of Title I of ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion with respect to a Plan of Plan Asset Entity (as defined below) being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete or to constitute legal advice to Benefit Plan Investors (as defined below) or Plan Fiduciaries, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in and subject to part 4 of Subtitle B of Title I of ERISA and “plan” as defined in and subject to Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, private employer pension, profit—sharing, 401(k) and 403(b) plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and health or welfare benefit plans. Plans and any collective investment vehicle, business trust, investment partnership, pooled separate account or other entities (“Plan Asset Entities”), the underlying assets of which are deemed to constitute “Plan assets” as determined under U.S. Department of Labor (“DOL”) regulation 29 C. F. R Section 2510.3-101, as modified by Section 3(42) of ERISA, are “Benefit Plan Investors.”

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to a Benefit Plan Investor’s investment in the Funds, including the role that such an investment would play in the Benefit Plan Investor’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Funds, must be satisfied that such investment is prudent for the Benefit Plan Investor, that the investments of the Benefit Plan Investor, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the respective Plan documents and investment guidelines and that the purchase will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES ON BEHALF OF A BENEFIT PLAN INVESTOR MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. NONE OF THE FUND IS INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

A regulation issued under ERISA by the DOL, 29 C. F. R Section 2510.3-101, as modified by Section 3(42) of ERISA, contains rules for determining when an investment of Plan assets in an equity interest of an entity will result in the underlying assets of such entity being considered to constitute assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be considered assets of a Plan which purchases an equity interest in the entity if one or more exceptions apply, including (1) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”), and (2) an exception applicable if equity ownership by Benefit Plan Investors is not significant, or the “Insignificant Participation Exception.”

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act, or (b) sold to the Plan as part of a public offering of securities to the public pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The Trust expects that the Publicly-Offered Security Exception should apply with respect to the Shares of the Funds traded on the NYSE Arca.

Ineligible Purchasers

Shares may not be purchased with the assets of a Plan (either directly or through any Benefit Plan Investor holding assets of such a Plan) if the Sponsor, the FCM or any of their respective affiliates, any of their respective employees or any employees of their respective affiliates: (a) has investment discretion with respect to the investment of such Plan assets; (b) has authority or responsibility to give gives “investment advice” with respect to such Plan assets, for a fee, within the meaning of ERISA Section 3(21)(A)(ii) and DOL regulation 29 C. F. R. Section 2510.3-21(c); or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and a purchase referred to in the preceding sentence might result in a “prohibited transaction” under ERISA and/or the Code.

The foregoing statements regarding the consequences under ERISA and the Code of a Benefit Plan Investor’s investment in Shares of the Fund are based on the provisions of the Code and ERISA as currently in effect (including, by way of illustration and not limitation, the definition of “investment advice” currently in effect under DOL regulation 29 C. F. R. Section 2510.3-21(c));, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur, or special circumstances applicable to any Benefit Plan Investor will not exist, that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR BENEFIT PLAN INVESTOR AND CURRENT TAX LAW.

PRIVACY POLICY

At Direxion, we are committed to protecting your privacy. To open and service your Direxion accounts, we collect and maintain certain nonpublic personal information about you, such as your address, phone number, social security number, purchases, sales, account balances, bank account information and other personal financial information. We collect this information from the following sources:

•	Account applications or other forms on which you provide information,

•	Mail, e-mail, the telephone and our website, and

•	Your transactions and account inquiries with us.

We safeguard the personal information that you have entrusted to us in the following ways:

•	As a general policy, only those employees who maintain your account and respond to your requests for additional services have access to your account information.

•	We maintain physical, electronic, and procedural safeguards to insure the security of your personal information and to prevent unauthorized access to your information.

We do not disclose any nonpublic personal information about you or our former shareholders to anyone, except as permitted or required by law. In the course of conducting business and maintaining your account we may share shareholder information, as allowed by law, with our affiliated companies and with other service providers, including financial intermediaries, custodians, transfer agents and marketing consultants. Those companies are contractually bound to use that information only for the services for which we hired them. They are not permitted to use or share our shareholders’ nonpublic personal information for any other purpose. There also may be times when we provide information to federal, state or local authorities as required by law.

In the event that you hold fund shares of Direxion through a financial intermediary, including, but not limited to, a broker-dealer, bank, or trust company, the privacy policy of your financial intermediary would govern how your nonpublic personal information would be shared with nonaffiliated third parties.

For questions about our policy, please contact us at (800) 851-0511.

This page is not a part of the Prospectus.

PP-1

FINANCIAL INFORMATION REGARDING DIREXION DAILY CRUDE OIL BULL 3X SHARES AND DIREXION DAILY CRUDE OIL BEAR 3X SHARES

To be furnished by amendment.

F-1

Part II—INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

the following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

Amounts
SEC Registration Fees	$	[4,636	]
FINRA Filing Fees	$	[	]*
Printing Fees	$	[	]*
Legal Fees and Expenses	$	[	]*
Accounting Fees	$	[	]*
Miscellaneous Offering Costs	$	[	]*

Total	$	[	]*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

The Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended Trust Agreement) shall be indemnified by the Trust (or any Fund or Funds separately to the extent the matter in question relates to such Funds), against any claims, losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of bad faith or misconduct of such Sponsor.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Registrant has not issued any securities that were not registered under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Description of Document

4.1	Trust Agreement dated July 9, 2010 for Direxion Shares ETF Trust II is herein incorporated by reference to the Trust’s registration statement filed on July 20, 2010.

5.1	Opinion of counsel as to legality of shares—to be filed by amendment.

8.1	Opinion of counsel as to tax matters—to be filed by amendment.

10.1	Sponsor Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 28, 2014.

Exhibit Number	Description of Document

10.1.1	Exhibit A to the Sponsor Agreement—to be filed by amendment.

10.2	Form of Authorized Participant Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 10, 2013.

10.3	Fund Administration Servicing Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 28, 2014.

10.3.1	First Amendment to the Fund Administration Servicing Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 28, 2014.

10.3.2	Fund Accounting Servicing Agreement—to be filed by amendment.

10.5	Transfer Agent Servicing Agreement—to be filed by amendment.

10.6	Custody Agreement—to be filed by amendment.

10.7	Distribution Services Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 28, 2014.

10.7.1	Amendment to the Distribution Services Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 28, 2014.

10.8	Form of Futures Commission Merchant Agreement is herein incorporated by reference to the Trust’s registration statement filed on October 10, 2013.

23.1	Consent of Reed Smith LLP—to be filed by amendment.

23.2	Consent of Independent Registered Public Accounting Firm—to be filed by amendment.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2.

Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective

2

amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

3.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

4.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on December 14, 2016.

Direxion Asset Management LLC,
Sponsor of the
Direxion Shares ETF Trust II

/s/ Daniel D. O’Neill
Daniel D. O’Neill, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel D. O’Neill Daniel D. O’Neill	Managing Director and Principal Executive Officer of Direxion Asset Management LLC	December 14, 2016

/s/ Patrick J. Rudnick Patrick J. Rudnick	Principal Financial Officer of Direxion Asset Management LLC	December 14, 2016